As filed with the Securities and Exchange Commission on August 9, 1996
                                                     Registration No. 333-_____
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            -------------------------


                        COOPER INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                  5023                           13-3886092
(State or other jurisdiction of           (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)             Classification Code Number)             Identification No.)

                              122 East 42nd Street
                                   Suite 1116
                            New York, New York 10168
                                 (212) 986-6190
                   (Address, including zip code, and telephone
   number, including area code, of registrant's principal executive offices)

                                Douglas P. Fields
                             Chief Executive Officer
                        Cooper International Group, Inc.
                              122 East 42nd Street
                                   Suite 1116
                            New York, New York 10168
                                 (212) 986-6190
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------


                                   Copies to:

      HENRY I. ROTHMAN, ESQ.                            ALAN I. ANNEX, ESQ.
Parker Chapin Flattau & Klimpl, LLP                Camhy, Karlinsky & Stein LLP
    1211 Avenue of the Americas                            1740 Broadway
     New York, New York 10036                        New York, New York 10019
       Tel.: (212) 704-6000                             Tel.: (212) 977-6600
        Fax: (212) 704-6288                             Fax: (212) 977-8389


                            -------------------------




          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
                registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to
          Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed maximum       Proposed  maximum
   Title of each class of          Amount to be      offering price per     aggregate offering     Amount of
securities to be registered         registered          security(1)              price(1)          registration fee
===================================================================================================================
Units, each consisting of
one share of Common Stock
and one Warrant                    1,150,000(2)           $5.50                  $6,325,000          $2,181.00
- -------------------------------------------------------------------------------------------------------------------
Common Stock (3)                   1,150,000              $6.00                  $6,900,000          $2,379.31
- -------------------------------------------------------------------------------------------------------------------
Underwriter's Unit
Purchase Option                      100,000              $0.001                       $100               $.00
- -------------------------------------------------------------------------------------------------------------------
Units, each consisting of
one share of Common Stock
and one Warrant (4)                  100,000              $6.60                    $660,000            $227.59
- -------------------------------------------------------------------------------------------------------------------
Common Stock (5)                     100,000              $6.00                    $600,000            $206.90
- -------------------------------------------------------------------------------------------------------------------
Bridge Warrants (6)                2,000,000              $0.10                    $200,000             $68.97
- -------------------------------------------------------------------------------------------------------------------
Common Stock (7)                   2,000,000              $6.00                 $12,000,000          $4,137.93
- -------------------------------------------------------------------------------------------------------------------
                  Total                                                                              $9,201.70
===================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 150,000 Units which the Underwriter has the option to purchase to cover over-allotments, if any.

(3) Reserved for issuance upon exercise of the Warrants which are a part of the Units, together with such indeterminate number of shares of Common Stock which may be issuable as a result of anti-dilution adjustments.

(4) Reserved for issuance upon exercise of the Underwriter's Unit Purchase Option, together with such indeterminate number of shares of Common Stock which may be issuable as a result of anti-dilution adjustments.

(5) Reserved for issuance upon the exercise of the Warrants which are a part of the Units comprising the Underwriter's Unit Purchase Option, together with such indeterminate number of shares of Common Stock which may be issuable as a result of anti-dilution adjustments.

(6)     Registered on behalf of certain selling securityholders.

(7) Reserved for issuance upon the exercise of the Bridge Warrants, together with such indeterminate number of shares of Common Stock which may be issuable as a result of anti-dilution adjustments.

                            -------------------------


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                        COOPER INTERNATIONAL GROUP, INC.

                              Cross Reference Sheet

                    Pursuant to Item 501(b) of Regulation S-K

                 Item of Form S-1                          Location in Prospectus
                 ----------------                          ----------------------
1.  Forepart of the Registration Statement and
    Outside Front Cover Page of Prospectus...............  Front Cover Page of Registration Statement; Cross
                                                           Reference Sheet; Outside Front Cover Page of
                                                           Prospectus

2.  Inside Front and Outside Back Cover
    Pages of Prospectus..................................  Inside Front Cover Page of Prospectus; Additional
                                                           Information; Outside Back Cover Page of Prospectus

3.  Summary Information, Risk Factors....................  Prospectus Summary; Risk Factors

4.  Use of Proceeds......................................  Prospectus Summary; Risk Factors; Use of Proceeds

5.  Determination of Offering Price......................  Outside Front Cover Page of Prospectus;
                                                           Underwriting

6.  Dilution.............................................  Dilution; Risk Factors

7.  Selling Securityholders..............................  Outside Front Cover Page of Prospectus;
                                                           Management's Discussion and Analysis
                                                           of Financial Condition and Results
                                                           of Operations; Certain Transactions;
                                                           Principal Stockholders; Concurrent Registration
                                                           for Selling Securityholders.

8.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus;
                                                           Underwriting

9.  Description of Capital Stock to be Registered........  Outside Front Cover Page of Prospectus; Prospectus
                                                           Summary; Description of Capital Stock

10. Interests of Named Experts and Counsel...............  Legal Matters; Experts

11. Information with Respect to the Registrant...........  Outside Front Cover Page of Prospectus; Prospectus
                                                           Summary; Risk Factors; Dividend Policy;
                                                           Capitalization; Unaudited Pro Forma Condensed
                                                           Consolidated Balanced Sheet; Selected Financial
                                                           Information; Management's Discussion and Analysis
                                                           of Financial Condition and Results of Operations;
                                                           Business; Management; Certain Transactions;
                                                           Principal Stockholders; Description of Capital
                                                           Stock; Shares Eligible for Future Sale; Financial
                                                           Statements

12. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..........................................  *

- ---------------------------------------
* Item is inapplicable, or the answer thereto is in the negative, and is omitted.

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================
PROSPECTUS        SUBJECT TO COMPLETION, DATED AUGUST 9, 1996

                        COOPER INTERNATIONAL GROUP, INC.

                                 1,000,000 Units
                 Consisting of 1,000,000 Shares of Common Stock
                  and 1,000,000 Common Stock Purchase Warrants

        Each unit (a "Unit") offered by Cooper International Group, Inc., a Delaware corporation (the "Company"), consists of one share of common stock, par value $.001 per share (the "Common Stock"), and one common stock purchase warrant (the "Warrants"). The Common Stock and the Warrants are sometimes referred to herein as the "Securities." The components of the Units will be transferable separately immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $6.00, subject to adjustment, for a period of three years commencing on the second anniversary of the date of this Prospectus.

        Prior to this offering, there has been no public market for any securities of the Company. The offering price of the Units and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and State Street Capital Markets, Corp., the representative (the "Representative") of the several underwriters (the "Underwriters'), and is not necessarily related to the Company's asset value, net worth, financial condition or other established criteria of value. See "Underwriting." The Company has applied for quotation of the Common Stock and the Warrants on the Nasdaq SmallCap Market ("Nasdaq") under the proposed symbols ________ and ______. There can be no assurance that an active trading market in the Company's securities will develop or be sustained.

        The registration statement of which this Prospectus is a part also covers an aggregate of up to 2,000,000 warrants (the "Bridge Warrants") and the shares of Common Stock issuable upon the exercise of such Bridge Warrants which may be offered by certain securityholders (the "Selling Securityholders"). Except for the exercise price of the Bridge Warrants, the Company will not receive any of the proceeds from the sale of such securities. See "Risk Factors
- - Outstanding Warrants and Options; Registration Rights" and "Concurrent Registration for Selling Securityholders." The Bridge Warrants were issued by the Company in connection with the Company's June 1996 private placement (the "Private Placement").

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AT PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


================================================================================
                                        Underwriting Discounts      Proceeds to
                    Price to Public     and Commissions (1)         Company (2)
- --------------------------------------------------------------------------------
Per Unit ...........$5.50               $0.55                       $4.95
- --------------------------------------------------------------------------------
Total (3)...........$5,500,000          $550,000                    $4,950,000
================================================================================
(1)     Does   not   include   additional   compensation   to  be  paid  to  the
        Representative in the form of (i) a non-accountable expense allowance of $165,000 ($189,750 if the Over-Allotment Option referred to below is exercised in full), (ii) an option (the "Unit Purchase Option") to purchase up to 100,000 Units (the "Option Units") at 120% of the initial offering price per Unit, exercisable for a period of four years commencing on the first anniversary of the date of this Prospectus, and
        (iii) a financial advisory fee of $126,000. In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of this offering estimated to be $375,000 (including $15,275 advanced by the Company's parent, TDA Industries, Inc.) and the Representative's non-accountable expense allowance of $165,000 ($189,750 if the Over-Allotment Option is exercised in full). See "Underwriting."

(3) The Company has granted the Underwriters a 45-day option (the "Over-Allotment Option") to purchase up to 150,000 additional Units upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $6,325,000, $632,500 and $5,692,500, respectively.

        The Units are offered on a "firm commitment" basis by the Underwriters when, as and if delivered to and accepted by the Underwriters, and subject to certain conditions, including the right of the Underwriters to withdraw, cancel, modify or reject any order in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and warrants comprising the Units will be made at the offices of the Representative in New York, New York against payment therefor on or about ____, 1996.

                       STATE STREET CAPITAL MARKETS, CORP.

                 The date of this Prospectus is _________, 1996

                      ------------------------------------

               IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE UNITS, THE COMMON STOCK AND/OR THE WARRANTS OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                      ------------------------------------

               The Company intends to furnish its stockholders and holders of Warrants with annual reports containing audited financial statements and such interim reports as it deems appropriate and as may be required by law.

               Cooper(TM) is a trademark of Cooper Flooring International, Inc. This Prospectus also includes trademarks, tradenames and service marks of other companies.

                               PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) the Over-Allotment Option, (ii) the Warrants, (iii) the Bridge Warrants, (iv) the Representative's Unit Purchase Option, (v) options reserved for issuance under the Company's 1996 Stock Option Plan, (vi) 250,000 shares of Common Stock issuable upon exercise of certain warrants issued in connection with the Private Placement (the "Private Warrants") and (vii) the Acquisition Warrant (as defined below).

                                   THE COMPANY

               Cooper International Group, Inc. (the "Company") was recently organized to acquire, integrate and operate seasoned companies operating in the floorcoverings industry. Simultaneously with the closing of this offering, the Company will acquire (the "Acquisition") from TDA Industries, Inc. ("TDA") all of the issued and outstanding capital stock of Cooper Flooring International, Inc., a Florida corporation ("Cooper Florida"), for consideration consisting of 1,149,900 shares of Common Stock and a warrant (the "Acquisition Warrant") exercisable to purchase 250,000 (subject to adjustment) shares of Common Stock. Cooper Florida, founded in 1948, is engaged in the wholesale distribution of carpet, wood, laminate, ceramic tile and vinyl floorcoverings and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole operating business of the Company until such time, if any, as the Company consummates additional acquisitions. See "Business" and "Certain Transactions."

               The Company's strategy is to acquire, integrate and operate seasoned companies operating in the floorcoverings industry and to build an integrated company with the ability to source products domestically and internationally and to distribute products throughout North America and the Caribbean on a wholesale basis and as agent for various foreign manufacturers. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies, including Cooper Florida, in order to exploit the growth potential which management of the Company perceives in the floorcoverings industry and to assist such acquired companies to penetrate new markets. Although the Company does not currently have any agreements, arrangements or commitments in place with respect to any proposed acquisitions, other than the Acquisition, it believes that there are a number of potential acquisition candidates that may meet its criteria. While the Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Cooper Florida, the Company does not intend to restrict itself to any one particular industry segment and may attempt to acquire companies in industries unrelated to the core business of Cooper Florida. There can be no assurance that the Company will successfully identify and complete any acquisitions or that any acquisitions, if completed successfully, will be integrated successfully with the other operations of the Company, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of this offering), issuances of shares of capital stock of the Company, and additional equity or debt financings. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all. The Company has and will continue to identify potential acquisition candidates through the industry contacts of the management of the Company and Cooper Florida, as well as through TDA and general business sources. See "Business-Strategy" and "Certain Transactions."

               The Company was incorporated in Delaware on April 4, 1996. The Company's executive office is located at 122 East 42nd Street, Suite 1116, New York, New York 10168 and its telephone number is (212) 986-6190.

                                  The Offering

Securities offered by the Company ......  1,000,000  Units, each Unit consisting of one share of  Common  Stock and one
                                          Warrant.  See  "Description of Capital
                                          Stock."

Terms of Warrants.......................  Each  Warrant entitles the  registered holder  thereof to purchase  one share
                                          of Common Stock at an initial exercise
                                          price of $6.00, subject to adjustment,
                                          for a period of three years commencing
                                          on the second  anniversary of the date
                                          of this  Prospectus.  See "Description
                                          of Capital Stock - Warrants."


Common Stock outstanding
        prior to this offering..........  100 shares (1)
        after this offering ............  2,150,000 shares (2)(3)

Warrants outstanding
        prior to this offering..........  2,000,000 Bridge Warrants after this offering.............  3,000,000 Warrants (4)

Proposed Nasdaq symbols:
        Common Stock....................
        Warrants........................

Use of proceeds.........................  To finance acquisitions of  privately-
                                          held   companies   operating   in  the
                                          floorcoverings    industry   and   for
                                          working  capital  purposes,  including
                                          general  corporate   purposes  of  the
                                          Company  and for the  working  capital
                                          purposes of Cooper  Florida.  See "Use
                                          of  Proceeds,"   "Capitalization"  and
                                          "Certain Transactions."

Risk Factors............................  An   investment  in   the   securities
                                          offered hereby  involves a high degree
                                          of  risk  and  immediate   substantial
                                          dilution to the public investors.  See
                                          "Risk Factors" and "Dilution."

- -------------------------------
(1) Does not include (i) 2,000,000 shares of Common Stock issuable upon exercise of the Bridge Warrants at an exercise price of $6.00 per share,
        (ii) 250,000 shares of Common Stock issuable upon exercise of the Private Warrants at an exercise price of $1.00 per share, and (iii) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options available for grant under the Company's 1996 Stock Option Plan of which options to purchase 450,000 shares of Common Stock will be issued upon the closing of this offering but will not be exercisable until at least one year from the date of the closing of this offering. See "Management - Stock Option Plan," "Description of Capital Stock," "Underwriting" and "Shares Eligible for Future Sale."

(2) Does not include (i) 1,000,000 shares of Common Stock issuable upon exercise of the Warrants, (ii) 2,000,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (iii) 250,000 shares of Common Stock issuable upon exercise of the Private Warrants, (iv) 250,000 shares of Common Stock issuable upon exercise of the Acquisition Warrant, (v) 100,000 shares of Common Stock and 100,000 shares of Common Stock underlying Warrants contained in the Unit Purchase Option, (vi) up to 150,000 shares of Common Stock reserved for issuance pursuant to the Over-Allotment Option and (vii) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options available for grant under the Company's 1996 Stock Option Plan of which options to purchase 450,000 shares of Common Stock will be issued upon the closing of this offering but will not be exercisable until at least one year from the date of the closing of this offering. See "Management - Stock Option Plan," "Description of Capital Stock," "Underwriting" and "Shares Eligible for Future Sale."

(3)     Includes   1,149,900  shares  of  Common  Stock  to  be  issued  to  TDA simultaneously with the closing of this offering in connection with the Acquisition. See "Certain Transactions."

(4) Includes 2,000,000 Bridge Warrants. Upon the consummation of this offering, the terms and conditions of the Bridge Warrants will automatically convert to the terms and conditions of the Warrants offered hereby. Does not include Warrants comprising a part of the Over-Allotment Option, the Private Warrants, the Acquisition Warrant, or the Representative's Unit Purchase Option.

                             Summary Financial Data
                 (in thousands, except share and per share data)

                                                                                                               Nine Months Ended
                                                         Year Ended June 30,                                       March 31,
                                                         -------------------                                   ------------------

                                            1995         1994         1993         1992          1991          1996         1995
                                            ----         ----         ----         ----          ----          ----         ----
STATEMENT OF OPERATIONS DATA (1):
Revenues ...........................   $   29,547   $   28,020   $   30,900   $   25,391    $   24,329    $   22,910   $   22,140

Gross Profit .......................        6,207        5,582        6,271        5,105         4,830         5,070        4,645

Operating Income (Loss) ............           55          141          495         (263)         (856)          176           58

Net Income (Loss) ..................           31          316          484         (203)         (632)          109           38

Pro Forma Net Income Per Share .....   $      .02                                                         $      .07   $      .02
                                       ==========                                                         ==========   ==========
Pro Forma Weighted Average Number of
Shares Outstanding(2) ..............    1,559,090                                                         1,559,090    1,559,090
                                       ==========                                                         ==========   ==========


                                              June 30, 1995                March 31, 1996
                                             ---------------  -------------------------------------

                                                              Actual   As Adjusted(3)  Pro Forma(4)
                                                              ------   --------------  ------------
Balance Sheet Data (1):

Working Capital ...............................  $4,668       $4,607       $4,562       $ 9,169

Total Assets ..................................   7,195        7,739        4,562        12,301

Long-term Debt ................................     152          374         --             374

Stockholders' Equity ..........................   4,755        4,500        4,562         9,062

- --------------------------
(1) Actual operating and balance sheet data was derived from the financial statements of Cooper Florida, because the Company was organized in April 1996 and has conducted no business activities to date.

(2) The pro forma weighted average number of shares outstanding includes the 100 shares of Common Stock issued in connection with the Company's initial capitalization, 1,149,900 shares to be issued to TDA in connection with the Acquisition and the dilutive effect of the Acquisition Warrant and the Private Warrants. See "Certain Transactions" and the Financial Statements and the notes thereto.

(3) Reflects the issuance of the Bridge Warrants and the Private Warrants in the Private Placement, the public offering of 1,000,000 Units at an initial public offering price of $5.50 per Unit and the application of the net proceeds therefrom.

(4) Reflects the issuance of the Bridge Warrants and the Private Warrants in the Private Placement, the public offering of 1,000,000 Units at an initial public offering price of $5.50 per Unit, the application of the net proceeds therefrom and the completion of the Acquisition. See the "Unaudited Pro Forma Condensed Consolidated Balance Sheet", "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.

                                  RISK FACTORS

               An investment in the Units offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the Units offered hereby.

LIMITED HISTORY OF THE COMPANY'S OPERATIONS;
DIVERSIFICATION OF COOPER FLORIDA'S PRODUCT MIX

               Since its incorporation in April 1996, the Company has conducted no business activities other than organizational activities, the negotiation of the Acquisition, certain capital raising activities (including the Private Placement) and has not generated any revenues. Additionally, the Company has not yet commenced its proposed business plan and will consummate the Acquisition only upon the closing of this offering. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole source of revenue for the Company until such time, if any, as the Company consummates additional acquisitions. A significant element of the Company's growth strategy is to acquire, integrate and operate companies operating in the floorcoverings industry. The Company's strategy is unproven and based upon dynamic and unpredictable events. Although the Company perceives growth potential in the floorcoverings industry, there can be no assurance that such potential will be realized or, even assuming such growth, that the Company will be able to benefit therefrom. There can be no assurance that the Company will successfully identify and complete any acquisitions or that any acquisitions, if completed successfully, will be integrated successfully with the other operations of the Company, will perform as expected, will not result in significant unexpected liabilities or will ever contribute significant revenues or profits to the Company. There can be no assurance that the Company will not experience many of the problems, delays, expenses and difficulties commonly encountered by early development stage companies, many of which are beyond the Company's control. In addition, if the Company is unable to manage growth effectively, the Company's operating results could be materially adversely affected.

               Beginning in July 1990, Cooper Florida commenced a program to diversify and expand its product mix by adding to its carpet and vinyl floorcovering product lines ceramic, hardwood and laminate product lines. This diversification and expansion program is ongoing and has only a limited operating history upon which an evaluation of Cooper Florida and its prospects can be based. There can be no assurance that this business strategy will prove successful.

BROAD DISCRETIONARY USE OF PROCEEDS

               The Company has broad discretion with respect to the specific application of all of the net proceeds of this offering. Such net proceeds are intended to be applied toward consummating acquisitions in accordance with the Company's strategy and for working capital purposes. The Company also may determine to use all or a substantial portion of its excess working capital for acquisitions. See "Use of Proceeds."

ABSENCE OF SUBSTANTIVE DISCLOSURE RELATING TO ACQUISITIONS

               Management of the Company will have virtually unrestricted flexibility in identifying and selecting prospective acquisition candidates. The Company does not intend to seek stockholder approval for any acquisitions unless required by applicable law or regulations, and stockholders will most likely not have an opportunity to review financial information on an acquisition candidate prior to consummation of an acquisition.

Additionally, acquisition candidates may be in industries totally unrelated to the core business of Cooper Florida or in industries in which current management of the Company has no experience. Thus, purchasers of the Securities will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific intentions. Except for the Acquisition, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and there can be no assurance that any acquisitions will be consummated. Although management of the Company will endeavor to evaluate the risks inherent in any particular acquisition, there can be no assurance that the Company will properly or accurately ascertain all such risks.

USE OF PROCEEDS TO BENEFIT INSIDERS

               The Company has allocated $15,275 (plus accrued interest) of the net proceeds of this offering to working capital in order to repay indebtedness to TDA incurred by the Company in order to pay the expenses of the Private Placement and a portion of the professional fees and other expenses related to this offering. Additionally, in the event that Cooper Florida or other acquired companies (if any) do not generate sufficient cash flow, the Company may use a portion of the net proceeds of this offering for the working capital purposes of Cooper Florida, including the payment of monthly management fees to TDA pursuant to a management and administrative services agreement to be entered into between TDA and Cooper Florida upon the consummation of this offering. Douglas P. Fields and Frederick M. Friedman, officers and directors of the Company, are officers, directors and principal stockholders of TDA and officers and directors of Cooper Florida. John E. Smircina, a director nominee of the Company, is a director of TDA. See "Certain Transactions."

POTENTIAL CONFLICTS OF INTEREST

               Certain officers and directors of the Company are also officers, directors and/or principal stockholders of TDA and its affiliates (including Cooper Florida) and, consequently, may be able, through TDA and its affiliates, to direct the election of the Company's directors, affect significant corporate events and generally direct the affairs of the Company. Cooper Florida has been dependent on TDA for various management and administrative services and financial support. Following this offering and the consummation of the Acquisition, TDA will continue to provide the Company with certain management and administrative services. The Company does not intend to enter into any material transaction with TDA or its affiliates in the future unless such transaction is fair and reasonable to the Company and approved by a majority of the Company's disinterested directors. Notwithstanding the foregoing, there can be no assurance that future transactions, if any, will not result in conflicts of interest which will be resolved in a manner favorable to the Company. See "Management," "Principal Stockholders" and "Certain Transactions."

DEPENDENCE ON NEW CUSTOMERS AND VENDORS FOR FUTURE GROWTH

               Cooper Florida is, and its growth and future revenues will be, dependent to a large extent upon the ability of Cooper Florida to establish relationships with new customers throughout North America and new vendors both in North America and in certain foreign countries as it seeks to expand from its traditional carpet distribution business into non-carpet floorcoverings, and to maintain relationships with its existing customers and vendors. Any of Cooper Florida's customers and most of its vendors can terminate their relationship with Cooper Florida at any time. Although Cooper Florida is not materially dependent upon any one of its customers, the loss of a group of customers could, until appropriate replacements were obtained, have an adverse effect on Cooper Florida and thus the Company. Shaw Industries, Inc. ("Shaw"), pursuant to an exclusive distribution agreement, supplies Cooper Florida with a majority of its carpet orders in the state of Florida and portions of Alabama and Georgia.

During the nine months ended March 31, 1996, sales of the Shawmark carpet line accounted for over 15% of the Company's revenues during such period. The loss of Shaw as a vendor would have a materially adverse effect on the business and prospects of Cooper Florida and therefore the Company because the management of Cooper Florida believes that it would be difficult to replace the Shawmark line with a product line with the same name and quality recognition. See "Business-Products" and -"Customers, Sales and Marketing."

CREDIT FACILITY

               Cooper Florida has historically financed its operations through operating cash flow and support from its parent, TDA, or affiliates of TDA. In December 1995, Cooper Florida negotiated, but has not yet implemented, a line of credit with Chemical Bank in the aggregate amount of $1 million for direct borrowing for Cooper Florida's working capital purposes. If implemented, the credit facility will be collateralized by Cooper Florida's trade accounts receivable and inventory and will be guaranteed by TDA. The line of credit will terminate on December 31, 1996. If such line of credit is implemented, there can be no assurance that Chemical Bank will extend the termination date of the line of credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE FLUCTUATIONS IN OPERATING RESULTS

               There can be no assurance that the historical level of Cooper Florida's revenues will continue or that prior trends will be indicative of future results of operations. Future results of operations may fluctuate significantly based upon factors such as increases in competition, political changes, weather conditions, macroeconomic factors, the continued availability of products from vendors, import restrictions, tariffs, seasonal trends, Cooper Florida's recent emphasis on non-carpet floorcoverings such as ceramic, wood and laminates, as well as other circumstances that may not be reasonably foreseeable at this time. See "Management's Discussion and Analysis of Financial Conditional and Results of Operations."

COMPETITION

               The floorcovering distribution business is extremely competitive. Cooper Florida believes that the principal areas of competition are price, customer service, quality and appearance of the products. Cooper Florida competes with distributors of floorcovering products, as well as with those manufacturers of floorcoverings products which sell directly to retailers. Many of Cooper Florida's competitors have greater financial, personnel and inventory resources than Cooper Florida. There can be no assurance that Cooper Florida will compete effectively with such competitors or that such competitors will not distribute products which are superior to Cooper Florida's, which have better price or quality or performance characteristics, or which achieve greater market penetration. See "Business-Competition."

               The Company may experience competition from competitors or others seeking to identify and consummate acquisitions of the type of companies which the Company is seeking to acquire. Such competition could result in the loss of an acquisition candidate or an increase in the price the Company would be required to pay for any such acquisition. See "Business-Competition."

CONTINUING CONTROL BY CURRENT MANAGEMENT AND EXISTING STOCKHOLDERS

               Upon the closing of this offering and the Acquisition, TDA will own approximately 53.49% of the issued and outstanding shares of Common Stock of the Company. Douglas P. Fields, the Chief Executive Officer and

Chairman of the Board of Directors of the Company, is also the Chairman of the Board of Directors, President, Chief Executive Officer and a principal stockholder of TDA. Frederick M. Friedman, the Executive Vice President, Treasurer, Secretary, Chief Financial Officer and a director of the Company, is also the Executive Vice President, Treasurer, Secretary, Chief Financial
Officer, a director and a principal stockholder of TDA. Messrs. Fields and Friedman are the sole members of the Executive Committee of the Board of Directors of the Company. John E. Smircina, a director nominee of the Company, is a director of TDA. Additionally, if the Acquisition Warrant were to be fully exercised, TDA would own approximately 58.34% of the issued and outstanding Common Stock of the Company. As a result, these officers and directors, if they were to act in concert, would be in a position to control the composition of the Board of Directors of the Company and therefore the business, policies and affairs of the Company, and the outcome of issues which may be subject to a vote of the Company's stockholders. See "Certain Transactions" and "Principal Stockholders."

DEPENDENCE ON KEY PERSONNEL

               The Company's future success depends upon the continued contributions of its officers and the continued contributions of the officers of Cooper Florida and other key employees. Although Cooper Florida has entered into a three-year employment agreement with each of Jay Cooper, its Chairman, and James C. Yeager, its President, which requires each to devote the majority of his business time to the affairs of Cooper Florida, the loss of the services of either such individual or the services of certain other key employees could have a material adverse effect on Cooper Florida's business and prospects. The Company intends to obtain "key-man" insurance on the lives of each of Jay Cooper and Douglas P. Fields in the amount of $500,000 each prior to the consummation of this offering. See "Management."

               The Company's management currently includes two (2) officers, Douglas P. Fields and Frederick M. Friedman, neither of whom are required to commit a specific amount of their time to the affairs of the Company, and each of whom has significant business interests outside of the Company. Accordingly, such officers may have conflicts of interests in allocating management time among various business activities. However, such officers intend to devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation and negotiation of potential acquisitions. See "Management" and "Certain Transactions."

IMMEDIATE AND SUBSTANTIAL DILUTION

               This offering involves an immediate and substantial dilution of $1.28 (23.3%) per share between the net tangible book value per share of Common Stock and the initial public offering price. See "Dilution."

LACK OF DIVIDENDS

               The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors deems relevant. In addition, it is anticipated that the terms of any future financing may prohibit or restrict the payment of cash dividends. See "Dividend Policy" and "Certain Transactions."

NEED FOR ADDITIONAL FUTURE FINANCING

               The Company may require additional equity or debt financing in order to consummate an acquisition, for additional working capital, if Cooper Florida suffers losses or if the Company effects the acquisition of a business that subsequently suffers significant losses. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

LIMITED EXPERIENCE OF THE REPRESENTATIVE

               The Representative, State Street Capital Markets, Corp., has previously completed four firm commitment public offerings. The Representative is a relatively small firm and there can be no assurance that the Representative will be able to make a meaningful market in the Company's securities or that another broker/dealer will make a meaningful market in the Company's securities. Prior to September 1995, the Representative's name was White Rock Partners & Co., Inc. In the event the Representative does not receive recognition of its new name by its clients, the public or the investment community, it could adversely affect the Representative's operations.
See "Underwriting."

ABSENCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING
PRICE; POSSIBLE VOLATILITY OF MARKET PRICE

               Prior to this  offering,  there has not been a market  for any of the Securities, and, although the Company has applied to have the shares of Common Stock and the Warrants offered hereby approved for quotation on Nasdaq, there can be no assurance that an active trading market will develop or be sustained after this offering. The initial public offering price of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Representative and are not related to the Company's asset value, net worth, results of operations, or any other criteria of value, and may not be indicative of the prices that may prevail in the public market. The market price of the Securities could also be subject to significant fluctuations in response to variations in the Company's financial position, operating results, developments concerning acquisitions, government regulations, general trends in the industry and other factors. See "Underwriting."

POSSIBLE EFFECTS OF BLANK CHECK PREFERRED STOCK; ANTITAKEOVER PROVISIONS

               The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.
Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. If the Company issues preferred stock, the issuance may have a dilutive effect upon the holders of the Company's Common Stock, including the purchasers of the shares of Common Stock offered hereby. In addition, the Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder. See "Description of Capital Stock - Section 203 of the Delaware General Corporation Law."

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

               The Company's Certificate of Incorporation contains provisions limiting the liability of directors of the Company for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its stockholders except in certain limited circumstances. In addition, the Certificate of Incorporation contains provisions requiring the Company to indemnify directors, officers, employees and agents of the Company serving at the request of the Company against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation provides for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from suing directors or officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its stockholders. See "Description of Capital Stock - Limitations on Liability and Indemnification of Officers and Directors."

OUTSTANDING WARRANTS AND OPTIONS; REGISTRATION RIGHTS

               Upon completion of this offering, the Company will have outstanding (i) 1,000,000 Warrants exercisable to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $6.00 per share, (ii) 2,000,000 Bridge Warrants exercisable to purchase an aggregate of 2,000,000 shares of Common Stock at an exercise price of $6.00 per share, (iii) 250,000 Private Warrants exercisable to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $1.00 per share, (iv) the Acquisition Warrant exercisable to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $1.00 per share, (v) warrants exercisable to purchase an aggregate of 200,000 shares of Common Stock comprising part of the Unit Purchase Option, and (vi) options to purchase 450,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. While all of such options and warrants are not immediately exercisable, any exercise could cause immediate and substantial dilution. Additionally, holders of such options and warrants are likely to exercise them when, in all likelihood, the Company could obtain additional capital on terms more favorable than those provided by such options and warrants. Further, while these options and warrants are outstanding, the Company's ability to obtain additional financing on favorable terms may be adversely affected. The holders of the Private Warrants and the Acquisition
Warrant and the Company's principal stockholder have certain demand and "piggy-back" registration rights with respect to their securities. Exercise of such rights could involve substantial expense to the Company. See "Principal Stockholders," "Description of Capital Stock" and "Underwriting."

CURRENT PROSPECTUS AND STATE REGISTRATION REQUIRED TO EXERCISE WARRANTS

               Purchasers of the Units will be able to exercise the Warrants only if (i) a current prospectus under the Securities Act relating to the Common Stock underlying the Warrants is then in effect and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants reside. Although the Company will undertake to use its best efforts to maintain the effectiveness of a current prospectus covering the securities underlying the Warrants, there can be no assurance that the Company will be able to do so. The value of the Warrants may be greatly reduced if a current prospectus, covering the securities issuable upon the exercise of the Warrants, is not kept effective or if such securities are not qualified, or exempt from qualification, in the states in which the holders of Warrants reside.
See "Description of Capital Stock - Warrants."

SHARES ELIGIBLE FOR FUTURE SALE

               Upon completion of this offering, the Company will have an aggregate of 2,150,000 shares of Common Stock outstanding (2,300,000 shares if the Over-Allotment Option is exercised in full). Of these shares, the 1,000,000 shares of Common Stock included in the Units offered hereby (1,150,000 shares, if the Over-Allotment Option is exercised in full) will be freely tradeable without restriction or limitation under the Securities Act, except for any shares purchased by "affiliates" of the Company, as such term is defined under the Securities Act. The remaining 1,150,000 shares, all of which will be owned by TDA upon the closing of this offering, will be "restricted securities" within the meaning of Rule 144 adopted under the Securities Act. Sales of such restricted shares in the public market, or the availability of such shares for sale, could adversely affect the market price for the Common Stock.

               Sales of the Bridge Warrants, which are being registered concurrently herewith, or sales of the Common Stock underlying the Bridge Warrants or even the potential for such sales at any time could adversely affect the market price for the Common Stock and the Warrants. See "Concurrent Registration for Selling Securityholders."

               Each of the Company's directors and officers and all holders of its securities (including TDA) have agreed not to publicly offer, sell or otherwise dispose of any of their shares of Common Stock (including shares of Common Stock issuable upon exercise of all outstanding warrants and options) for a period of 24 months following the date of this Prospectus (the "Lock-up Period") without the prior written consent of the Representative. Following the Lock-up Period, the shares subject to such lock-up will be eligible for sale in the public market, subject to the conditions and restrictions of Rule 144 (unless such securities are registered under the Securities Act, in which case the conditions and restrictions of Rule 144 would be inapplicable). See "Underwriting" and "Shares Eligible for Future Sale."

POSSIBLE DELISTING OF COMMON STOCK AND WARRANTS FROM NASDAQ; RISKS RELATED TO LOW-PRICED STOCKS

               It is anticipated that the Common Stock and the Warrants will be quoted on Nasdaq. However, in order to continue to be listed on Nasdaq, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on Nasdaq if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. The failure to meet these maintenance criteria in the future may result in the delisting of the Common Stock and Warrants from Nasdaq and trading, if any, in the Common Stock and Warrants would thereafter be conducted in the "pink sheets" or on the "electronic bulletin board". As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock and the Warrants. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to fall below $5.00 per share, trading in the Common Stock also would be subject to the requirements of certain rules promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). From these types of transactions, the broker-dealer must make a suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Common Stock and the Warrants, which could severely limit the liquidity of the Common Stock and Warrants and the ability of purchasers in this offering to sell the Common Stock and Warrants in the secondary market.

                                 USE OF PROCEEDS

               The net proceeds to the Company from the sale of the Units offered hereby, after deducting underwriting discounts and commissions and other expenses of this offering, are estimated to be approximately $4,410,000 ($5,127,750 if the Over-Allotment Option is exercised in full), and are expected to be used as follows:

                                                                                 Approximate
                                                         Approximate Amount      Percentage of
APPLICATION                                                of Net Proceeds       Net Proceeds
- -----------                                              -------------------     ------------
Finance cash portion of potential acquisitions (1)........   $3,543,275                80%
Working capital (2).......................................      866,725                 20
                                                           ------------          ---------
               Total......................................   $4,410,000               100%
                                                           ============          =========

- ------------------------------
(1) Represents the approximate amount that may be used to fund the potential acquisition of businesses in accordance with the Company's current strategy, which is subject to change from time to time.

(2) The proceeds allocated to working capital will be used in the Company's and Cooper Florida's current operations and to repay $15,275 borrowed from TDA in order to pay the expenses of the Private Placement and a portion of the professional fees and other expenses related to this offering. The principal amount of such borrowing, together with interest at 8% per annum, is due and payable upon demand. See "Certain Transactions." Additionally, a portion of the proceeds allocated to working capital may be used by Cooper Florida to purchase inventory.

               The Company currently estimates that the net proceeds of this offering will be sufficient to fund its and Cooper Florida's working capital needs and planned operations, including potential acquisitions, if any, for at least twelve (12) months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the number of acquisitions, if any, that the Company consummates during the next twelve (12) months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such 12-month period if Cooper Florida suffers losses or negative cash flow or if the Company effects the acquisition of a business that subsequently suffers significant losses or negative cash flow. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

               Any additional proceeds received upon exercise of the Over-Allotment Option will be added to the Company's working capital. Pending utilization, the net proceeds of this offering will be invested in short-term bank certificates of deposit, quality commercial paper, obligations backed by the United States government or other short-term interest-bearing investments.

               The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering. Future events, as well as changes in economic, regulatory or competitive conditions, or the Company's business, or Cooper Florida's business, and the results of the Company's or Cooper Florida's activities may cause shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In order to pursue its proposed growth strategy, the Company intends to use a significant portion of the net proceeds of this offering for the acquisition of businesses or assets that are consistent with the Company's current strategy, which is subject to change from time to time. With the exception of the Acquisition, the Company does not currently have any agreements, commitments or arrangements with respect to any proposed acquisitions, and there can be no assurance that any other acquisitions will be consummated.

                                 DIVIDEND POLICY

               The Company has not paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain earnings, if any, to finance the growth of the Company. The Board of Directors of the Company will review its dividend policy from time to time to determine the feasibility and desirability of paying dividends, after giving consideration to the Company's results of operations, financial condition, capital requirements and such other factors as the Board of Directors deems relevant. In addition, it is anticipated that the terms of any future financing may prohibit or restrict the payment of cash dividends. See "Certain Transactions."

                                 CAPITALIZATION

               The following table sets forth the  capitalization of the Company as of April 4, 1996 (i) on an actual basis, (ii) as adjusted to give effect to the Private Placement and the public offering of 1,000,000 Units at an initial public offering price of $5.50 per Unit and the application of the net proceeds therefrom and (iii) on a pro forma basis, assuming the completion of the Acquisition as of such date. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of
Operations", "Unaudited Pro Forma Condensed Consolidated Balance Sheet", "Certain Transactions" and the Financial Statements and the notes thereto, included elsewhere in this Prospectus.

                                                                        April 4, 1996
                                                         ------------------------------------------
                                                            ACTUAL       AS  ADJUSTED    PRO FORMA
                                                         ------------    ------------   -----------
                                                                      (in thousands)
                                                         ------------------------------------------
Long-Term Debt:
     6% note payable to TDA Industries,
     Inc., due on the first anniversary of
     the closing of this offering  (1)                   $        --     $        --    $       374
                                                         ============    ============   ===========

Stockholders' Equity:
  Preferred Stock, $.001 par value,
     1,000,000 shares authorized; no
     shares issued and outstanding                                --              --            --
  Common Stock, $.001 par value;
     10,000,000 shares  authorized;  100 shares
     issued and outstanding (actual); 1,000,100
     shares issued and outstanding (as adjusted);
     2,150,000 shares issued and
     outstanding (pro forma)  (2) (3)                             --                1             2
  Additional Paid-In Capital                                      --(4)         4,561         9,884
  Retained Earnings                                               --              --           (824)
                                                         ------------    ------------   -----------
                                                                  --(4)         4,562         9,062
Less:  Stock Subscription Receivable                              --(4)           --(4)         --(4)
                                                         ------------    ------------   -----------
      Total Stockholders' Equity                                  --            4,562         9,062
                                                         ------------    ------------   -----------
      Total Capitalization                               $        --     $      4,562   $     9,436
                                                         ============    ============   ===========

- -----------

(1) Represents, as of March 31, 1996, the aggregate amount due to TDA from Cooper Florida in payment of an historical accumulation of auditing fees and short-term cash advances. Upon the closing of this offering, such aggregate amount will be converted into a 6% promissory note payable on the first anniversary of the closing of this offering. See "Certain Transactions."

(2) Includes, in the pro forma column, 1,149,900 shares of Common Stock to be issued to TDA simultaneously with the closing of this offering in connection with the Acquisition. See "Certain Transactions."

(3) Does not include (i) 1,000,000 shares of Common Stock issuable upon exercise of the Warrants, (ii) 2,000,000 shares of Common Stock issuable upon exercise of the Bridge Warrants, (iii) 250,000 shares of Common Stock issuable upon exercise of the Private Warrants, (iv) 250,000 shares of Common Stock issuable upon exercise of the Acquisition Warrant, (v) 150,000 shares of Common Stock and 150,000 shares of Common Stock reserved for issuance pursuant to the Warrants comprising part of the Over- Allotment Option, (vi) 100,000 shares of Common Stock and 100,000 shares of Common Stock underlying warrants contained in the Unit Purchase Option and (vii) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of options available for grant under the Company's 1996 Stock Option Plan of which options to purchase 450,000 shares of Common Stock will be issued upon the closing of this offering but will not be exercisable until at least one year from the date of the closing of this offering. See "Management - Stock Option Plan," "Description of Capital Stock," "Underwriting" and "Shares Eligible for Future Sale."

(4)     Amounts are less than $1,000.

                                    DILUTION

               As of April 4, 1996, the Company had a net tangible book value of $100 or approximately $1.00 per share based on 100 shares of Common Stock outstanding. Net tangible book value per share represents the amount of the Company's total tangible assets (total assets less intangible assets) less its total liabilities, divided by the number of shares of Common Stock outstanding.

               After giving effect to the Private Placement and the sale of the 1,000,000 Units offered hereby (after deduction of underwriting discounts and commissions and the estimated expenses of the Private Placement and this offering) and the issuance of 1,149,900 shares of Common Stock in connection with the Acquisition, the pro forma net tangible book value of the Company at April 4, 1996 would have been $9,062,000, or approximately $4.22 per share, representing an immediate increase in net tangible book value of approximately $3.22 to existing stockholders and an immediate dilution to public investors of approximately $1.28 per share from the $5.50 public offering price. Dilution per share represents the difference between the initial public offering price per share and the pro forma net tangible book value per share after the Private Placement, this offering and the Acquisition.

               The following table illustrates the per share dilution:

Initial public offering price..................................................               $5.50         $5.50
                                                                                                            -----
        Net tangible book value per share before the Private Placement, this offering and the Acquisition (1)....................................... $1.00
        Increase per share attributable to new investors.......................  3.41
                                                                                 ----
Pro forma net tangible book value per share after this offering and before
the Private Placement and the Acquisition......................................                4.41          4.41
                                                                                              -----         -----
Dilution per share to new investors before the Private Placement and the
Acquisition....................................................................               $1.09
                                                                                              =====
Decrease per share attributable to the Private Placement and the
Acquisition ...................................................................                              (.19)
                                                                                                            -----
Pro forma net tangible book value per share after the Private Placement,
this offering and the Acquisition..............................................                              4.22
                                                                                                            -----
Total dilution per share to new investors (2)..................................                             $1.28
                                                                                                            =====

- -----------------
(1) Net tangible book value per share is determined by dividing the Company's net tangible book value (total tangible assets less total liabilities) at April 4, 1996 by the number of shares of Common Stock then outstanding.

(2) Dilution per share is determined by subtracting pro forma net tangible book value per share after the Private Placement, this offering and the Acquisition from the initial public offering price per share. The foregoing table assumes no exercise of the Warrants, the Bridge Warrants, the Private Warrants, the Acquisition Warrant, the warrants contained in the Unit Purchase Option and the Over-Allotment Option or 450,000 shares of Common Stock reserved for issuance pursuant to options to be granted upon the closing of this offering pursuant to the Company's 1996 Stock Option Plan.

               The following table sets forth on a pro forma basis as of April 4, 1996 the respective positions of the Company's existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by the existing stockholders and by the new investors with respect to the 1,000,000 shares of Common Stock to be issued by the Company at an initial public offering price of $5.50 per share.

                                  SHARES PURCHASED      TOTAL CONSIDERATION       AVERAGE
                                  ----------------      -------------------      PRICE PER
                                  NUMBER   PERCENT        AMOUNT     PERCENT       SHARE
                                  ------   -------        ------     -------       -----
Existing Stockholders (A)..... 1,150,000     53.5%     $4,500,100     45.0%       $ 3.91
New investors................. 1,000,000     46.5%      5,500,000     55.0%       $ 5.50
                               ---------     -----      ---------     -----
               Total.......... 2,150,000    100.0%     10,000,100    100.0%
                               =========    ======     ==========    ======

- -----------------
(A) Includes 1,149,900 shares of Common Stock to be issued to TDA in connection with the Acquisition, the value of which is based on Cooper Florida's historical book value at March 31, 1996 and includes the 100 shares of Common Stock issued in connection with the Company's initial capitalization.

               The foregoing table assumes no exercise of the Warrants, the Bridge Warrants, the Private Warrants, the Acquisition Warrant, the Warrants contained in the Unit Purchase Option, the Over-Allotment Option or 450,000 shares of Common Stock reserved for issuance pursuant to options to be granted upon the closing of this offering, pursuant to the Company's 1996 Stock Option Plan.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

               The following unaudited pro forma condensed consolidated balance sheet at April 4, 1996 gives effect to the Private Placement, this offering and the Acquisition as though they occurred on that date. The pro forma condensed consolidated balance sheet is derived from the historical audited balance sheet of the Company at April 4, 1996 and the unaudited condensed financial statements of Cooper Florida at March 31, 1996 included elsewhere herein and should be read in conjunction with those financial statements and the notes thereto. The pro forma condensed consolidated balance sheet is presented for illustrative purposes only and, therefore, is not necessarily indicative of the financial position of the consolidated entity had the Private Placement, this offering and the Acquisition actually occurred on April 4, 1996.

               The acquisition of Cooper Florida has been accounted for as the combining of two entities under common control with the net assets of Cooper Florida recorded at historical carryover values. Accordingly, this transaction will not result in any revaluation of assets or the creation of goodwill. No separate pro forma income statement data has been presented as the Company was formed on April 4, 1996 and has no operations. Accordingly, Cooper Florida would represent all of the combined historical operations.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                  HISTORICAL
                                         -----------------------------
                                            Cooper
                                         International    Cooper
                                          Group, Inc.     Florida         Pro Forma
ASSETS                                   April 4, 1996  March 31, 1996   Adjustments   Pro Forma
CURRENT ASSETS:                                                          $ 4,410(1)
     Cash                                   $  --          $    77           152(2)     $ 4,639

     Accounts receivable - net                 --            2,542            --          2,542

     Inventories                               --            4,402            --          4,402

     Deferred tax asset                        --              117            --            117

     Other current assets                      --              307            --            307
                                          -------          -------       -------       --------

               Total current assets            --            7,445         4,562         12,007

IMPROVEMENTS AND
     EQUIPMENT - Net                           --              294           --             294
                                          -------          -------       -------       --------

TOTAL                                       $  --          $ 7,739       $ 4,562       $ 12,301
                                          =======          =======       =======       ========

LIABILITIES AND
   STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                       $  --          $ 2,530       $    --       $  2,530

     Accrued expenses and other
       current liabilities                     --              308            --            308
                                          -------          -------       -------       --------

               Total current liabilities       --            2,838            --          2,838

DUE TO TDA INDUSTRIES, INC
       AND AFFILIATED COMPANIES
                                               --              374          (374)(4)         --

6% NOTE PAYABLE TO TDA
     INDUSTRIES, INC                           --              --            374(4)         374

DEFERRED TAX LIABILITY                         --               27            --             27
                                          -------          -------       -------       --------

               Total liabilities               --            3,239            --          3,239
                                          -------          -------       -------       --------

STOCKHOLDERS' EQUITY:
     Preferred shares                          --               --            --             --
     Common shares                             --                1             1(1)           2
                                                                               1(3)
                                                                              (1)(3)


     Additional paid-in capital                --(5)         5,323         4,409(1)       9,884
                                                                             152(2)

     Deficit                                   --             (824)           --           (824)
                                          -------          -------       -------       --------
                                               --            4,500         4,562          9,062

     Less: stock subscription receivable       --(5)            --            --             --
                                          -------          -------       -------       --------


               Total stockholders' equity      --            4,500         4,562          9,062
                                          -------          -------       -------       --------

TOTAL                                       $  --          $ 7,739       $ 4,562       $ 12,301
                                          =======          =======       =======       ========

     See notes to unaudited pro forma condensed consolidated balance sheet.

        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


1. Reflects the offering of 1,000,000 Units at an offering price of $5.50 per Unit, including the application of cash toward the aggregate offering expenses of approximately $1,090,000 and the application of the net proceeds therefrom. See "Use of Proceeds."

2. Reflects the proceeds from the Private Placement in June 1996 totaling $200,000, net of approximately $48,000 of expenses, which is to be used to pay a portion of the expenses related to this offering. See "Description of Capital Stock."

3.      Reflects the completion of the Acquisition. See "Certain Transactions."

4. Represents, as of March 31, 1996, the aggregate net amount due to TDA from Cooper Florida in payment of an historical accumulation of auditing fees and short-term cash advances. Upon the closing of this offering, such aggregate amount will be converted into a 6% promissory note payable on the first anniversary of the closing of this offering. See "Certain Transactions."

5.      Amounts are less than $1,000.

                         SELECTED FINANCIAL INFORMATION
                 (in thousands, except share and per share data)

               The following selected financial data presented below should be read in conjunction with the Company's and Cooper Florida's Financial Statements and the notes thereto and the unaudited pro forma condensed consolidated balance sheet included elsewhere herein. The statement of operations data with respect to the years ended June 30, 1995, 1994 and 1993 and the balance sheet data at June 30, 1995 and 1994 are derived from, and are qualified by reference to, Cooper Florida's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors, included elsewhere in this Prospectus. The statement of operations data with respect to the years ended June 30, 1992 and 1991 and the balance sheet data at June 30, 1993, 1992 and 1991 are derived from Cooper Florida's audited financial statements not included in this Prospectus. The selected financial information presented below for the nine months ended March 31, 1996 and 1995 and as of March 31, 1996 (Historical) are derived from Cooper Florida's unaudited pro forma condensed financial statements and the notes thereto appearing elsewhere herein, which include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of such information for the interim periods presented. Results of operations for the nine months ended March 31, 1996 are not necessarily indicative of results to be expected for the year ended June 30, 1996. The selected financial information as of March 31, 1996 (Pro Forma) is derived from the unaudited pro forma condensed consolidated balance sheet appearing elsewhere herein. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Unaudited Pro Forma Condensed Consolidated Balance Sheet."

(Part 1 of 2)                                                             Year Ended June 30,
                                                  -----------------------------------------------------------------
                                                     1995           1994           1993           1992       1991
                                                  -----------    -----------    -----------    --------    --------


STATEMENT OF OPERATIONS DATA(1):
Revenues ......................................   $    29,547    $    28,020    $    30,900    $ 25,391    $ 24,329
Cost of goods sold ............................        23,340         22,438         24,629      20,286      19,499
                                                  -----------    -----------    -----------    --------    --------
Gross profit ..................................         6,207          5,582          6,271       5,105       4,830
Operating expenses ............................         6,152          5,441          5,776       5,368       5,686
                                                  -----------    -----------    -----------    --------    --------
Operating income (loss) .......................            55            141            495        (263)       (856)
Interest expense ..............................            10              3              9          20          36
Other income ..................................            (5)            (2)          --            (4)         (6)
                                                  -----------    -----------    -----------    --------    --------
Income (loss) before provision for income taxes            50            140            486        (279)       (886)
Provision (benefit) for income taxes ..........            19           (176)           182         (76)       (254)
                                                  -----------    -----------    -----------    --------    --------
Income (loss) before extraordinary item .......            31            316            304        (203)       (632)
Extraordinary item(4) .........................          --             --             (180)       --          --
                                                  -----------    -----------    -----------    --------    --------
Net income (loss) .............................   $        31    $       316    $       484    $   (203)   $   (632)
                                                  ===========    ===========    ===========    ========    ========
Pro forma net income (loss) per share .........   $       .02
                                                     ========
Pro forma weighted average number of shares
  outstanding (2) .............................     1,559,090
                                                    =========


(Part 2 of 2)
                                                  Nine  Months Ended
                                                       March 31,
                                                  ------------------
                                                    1996      1995
                                                  -------   --------

STATEMENT OF OPERATIONS DATA(1):
Revenues ......................................   $22,910   $ 22,140
Cost of goods sold ............................    17,840     17,495
                                                  -------   --------
Gross profit ..................................     5,070      4,645
Operating expenses ............................     4,894      4,587
                                                  -------   --------
Operating income (loss) .......................       176         58
Interest expense ..............................      --            1
Other income ..................................      --           (4)
                                                  -------   --------
Income (loss) before provision for income taxes       176         61
Provision (benefit) for income taxes ..........        67         23
                                                  -------   --------
Income (loss) before extraordinary item .......       109         38
Extraordinary item(4) .........................      --         --
                                                  -------   --------
Net income (loss) .............................   $   109   $     38
                                                  =======   ========
Pro forma net income (loss) per share .........   $   .07   $    .02
                                                  =======   ========
Pro forma weighted average number of shares
  outstanding (2) ............................. 1,559,090  1,559,090
                                                =========  =========

                                       Year Ended June 30,                       March 31,
                            ------------------------------------------   ------------------------
                             1995     1994     1993     1992     1991    Historical    ProForma(3)
                            ------   ------   ------   ------   ------   ----------    ----------
Balance Sheet Data(1):
Working capital .........   $4,668   $4,815   $4,846   $4,343   $4,273      $4,607      $ 9,169
Total assets ............    7,195    6,807    6,866    6,736    7,290       7,739       12,301
Long-term debt ..........      152      376      555      998    1,554         374          374
Stockholders' equity.....    4,755    4,705    4,646    3,804    3,567       4,500        9,062

- ----------------------------------
(1)     Historical  operating  and  balance  sheet  data  was  derived  from the financial statements of Cooper Florida, because the Company was organized in April 1996 and has conducted no business activities to date.
(2) The pro forma weighted average number of shares outstanding includes the 100 shares of Common Stock issued in connection with the Company's initial capitalization, 1,149,900 shares to be issued to TDA in connection with the Acquisition, and the dilutive effect of the Acquisition Warrant and the Private Warrants. See "Certain Transactions" and the Financial Statements and the notes thereto.
(3) Reflects the issuance of the Bridge Warrants and the Private Warrants in the Private Placement, the public offering of 1,000,000 Units at an assumed initial public offering price of $5.50 per Unit, the application of the net proceeds therefrom and the completion of the Acquisition. See "Unaudited Pro Forma Condensed Consolidated Balance Sheet," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the Financial Statements and the notes thereto.
(4)     Represents utilization of net operating loss carryover.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

               The  following   discussion  and  analysis   should  be  read  in
conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

               The Company was recently organized to acquire, integrate and operate seasoned companies operating in the floorcoverings industry. Simultaneously with the closing of this offering, the Company will acquire from TDA all of the issued and outstanding capital stock of Cooper Florida for consideration consisting of 1,149,900 shares of Common Stock and the Acquisition Warrant. Cooper Florida, founded in 1948, is engaged in the wholesale distribution of carpet, wood, laminate, ceramic and vinyl floorcoverings and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions. See "Business" and "Certain Transactions."

RESULTS OF OPERATIONS OF COOPER FLORIDA

Nine Month Period Ended March 31, 1996 Compared to Nine Month Period Ended March 31, 1995

               Revenues of Cooper Florida increased by approximately $770,000 (3.5%) during the nine-month period ended March 31, 1996 compared to the same period in 1995. This increase may be attributed to the continued expansion of Cooper Florida's market areas, increased sales of its ceramic tile (approximately $760,000, 21.9%) and wood (approximately $208,000, 14.3%) floorcovering lines and the introduction of new product lines, offset by the loss of the Kentile, Inc., ("Kentile") vinyl tile line. In June 1995, Cooper Florida entered into a distribution agreement for the exclusive right to distribute the Shawmark carpet line in Florida and portions of Alabama and Georgia. During the nine months ended March 31, 1996, sales of the Shawmark carpet line accounted for approximately $3.5 million (15.3%) of total revenues. Prior to August 1995, Cooper Florida distributed vinyl tile manufactured by Kentile. In August 1995, Kentile went out of business and Cooper Florida discontinued distributing its products. Sales of Kentile products accounted for approximately $2,160,000 (9.8%) of total revenues during the nine-month period ended March 31, 1995.

               Cost of goods sold increased during the nine-month period ended March 31, 1996 as compared to the same period in 1995, but at a lesser rate than the increase in revenues between such periods. Accordingly, cost of goods sold as a percentage of revenues decreased to 77.9% during the nine-month period ended March 31, 1996 from 79% during the same period in 1995, and gross profit as a percentage of revenues increased to 22.1% during the nine-month period ended March 31, 1996 from 21% during the same period in 1995. This increase in gross profit margin may be attributed primarily to the increase in the 1996 period in sales of Cooper Florida's ceramic tile and wood flooring lines which carry higher gross profit margins.

               Operating expenses increased by approximately $307,000 (6.7%) during the nine-month period ended March 31, 1996 as compared to the same period in 1995. The principal components comprising the increase in operating expenses were increased payroll and related costs ($148,000), rent and warehouse expenses ($67,000), insurance ($39,000), travel ($23,000) and office expense ($17,000).
Operating expenses as a percentage of
revenues were 21.4% during the nine-month period ended March 31, 1996 compared to 20.7% during the same period in 1995.

Fiscal Year Ended June 30, 1995 Compared to Fiscal Year Ended June 30, 1994

               Revenues of Cooper Florida increased by approximately $1,527,000 (5.4%) during the fiscal year ended June 30, 1995 compared to the fiscal year ended June 30, 1994. This increase may be attributed primarily to the expansion of Cooper Florida's market areas and the increase in sales of its ceramic tile (approximately $2,214,000, 88.2%) and wood (approximately $259,000, 15.1%)
floorcovering lines offset by the decline in sales of the Congoleum Corporation ("Congoleum") vinyl sheet floorcovering line (approximately $1,960,000).

               Cost of goods sold increased during the fiscal year ended June 30, 1995, as compared to the fiscal year ended June 30, 1994, but at a lesser rate than the increase in revenues between such fiscal years. Accordingly, cost of goods sold as a percentage of revenues decreased to 79% during the fiscal year ended June 30, 1995 from 80.1% during the fiscal year ended June 30, 1994, and gross profit as a percentage of revenues increased to 21% during the fiscal year ended June 30, 1995 from 19.9% during the fiscal year ended June 30, 1994. This increase in gross profit margin may be attributed primarily to the increase in the 1995 period in sales of Cooper Florida's ceramic tile and wood flooring lines which carry higher gross profit margins.

               Operating expenses increased by approximately $711,000 (13.1%) during the fiscal year ended June 30, 1995 as compared to the fiscal year ended June 30, 1994. The principal components comprising the increase in operating expenses were increased payroll and related costs ($357,000), rent and warehouse expenses ($194,000), auto expense ($56,000), insurance ($9,000), travel ($27,000) and office expense ($15,000). Operating expenses as a percentage of revenues were 20.8% during the fiscal year ended June 30, 1995, as compared to 19.4% during the same period in 1994.

               The Company adopted SFAS No. 109 as of July 1, 1993. The cumulative effect of this change in accounting for income taxes was to record a deferred tax asset of $211,230 which amount is recorded as a reduction of the provision for income taxes in fiscal 1994.

Fiscal Year Ended June 30, 1994 Compared to Fiscal Year Ended June 30,1993

               Revenues of Cooper Florida decreased by approximately $2,880,000 (9.3%) during the fiscal year ended June 30, 1994 compared to the fiscal year ended June 30, 1993. This decrease may be attributed to the softening of market conditions in Cooper Florida's South Florida market area after the positive impact of Hurricane Andrew subsequent to August 1992 and the decision in January 1994 to discontinue the distribution of the Congoleum vinyl sheet floorcovering line. Sales of the Congoleum vinyl sheet floorcovering line accounted for approximately $1,960,000 (7%) and $4,540,000 (14.7%) of Cooper Florida's revenues during the fiscal years 1994 and 1993, respectively.

               Cost of goods sold decreased during the fiscal year ended June 30, 1994 as compared to the fiscal year ended June 30, 1993, but at a lesser rate than the decease in revenues between such fiscal years. Accordingly, cost of goods sold as a percentage of revenues increased to 80.1% during the fiscal year ended June 30, 1994 from 79.7% during the fiscal year ended June 30, 1993, and gross profit as a percentage of revenues decreased to 19.9% during the fiscal year ended June 30, 1994 from 20.3% during the fiscal year ended June 30, 1993.

               Operating expenses decreased by approximately $335,000 (5.8%) during the fiscal year ended June 30, 1994, as compared to the fiscal year ended June 30, 1993, but at a lesser rate than the decline in revenues. The principal components comprising the decrease in operating expenses were a decrease in rent ($171,000) resulting primarily from an abatement of rent in fiscal 1994, reduced payroll and administrative expenses ($51,000), insurance ($61,000), the contribution to the profit sharing plan ($32,000), professional fees ($24,000), shipping expenses ($17,000) and telephone ($19,000). Operating expenses as a percentage of revenues were 19.4% during the fiscal year ended June 30 1994 compared to 18.7% during the same period in 1993.

LIQUIDITY AND CAPITAL RESOURCES

The Company

               Prior to the consummation of the Private Placement, the Company borrowed $15,275 from TDA in order to pay for the expenses of the Private Placement and a portion of the professional fees and other expenses related to this offering.

               In June 1996, the Company completed the Private Placement, which consisted of the offer and sale of the Bridge Warrants to acquire 2,000,000 shares of Common Stock and the Private Warrants to acquire 250,000 shares of Common Stock. The net proceeds of the Private Placement, which were approximately $152,000, are being utilized by the Company to pay a portion of the professional fees and other expenses related to this offering.

               The Company anticipates that it will derive revenues primarily from the operations of Cooper Florida and other operating companies which may be acquired in the future.

               The Company currently estimates that the net proceeds of this offering will be sufficient to fund its working capital needs and planned operations, including potential acquisitions, if any, for at least twelve (12) months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the number of acquisitions, if any, that the Company consummates during the next twelve (12) months and the portion of the purchase price of such acquisitions paid in cash. In addition, the Company may require additional financing prior to or following such 12-month period if Cooper Florida suffers losses, negative cash flow, or if the Company effects the acquisition of a business that subsequently suffers significant losses or negative cash flow. There can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

Cooper Florida

               Cooper Florida has historically financed its operations through operating cash flow and support from its parent, TDA, or affiliates of TDA.

               Cooper Florida's working capital was approximately $4,607,000 at March 31, 1996 compared to $4,668,000 at June 30, 1995. At March 31, 1996,
Cooper Florida's current ratio was 2.62 to 1 compared to 3.06 to 1 at June 30, 1995.

               During the fiscal year ended June 30, 1995, cash flows used in operations approximated $79,000. Such amount consisted primarily of increased levels of accounts receivable ($94,000), inventories ($203,000) and other current assets ($208,000), a net reduction of amounts due to parent and affiliated companies ($224,000), offset by increased levels of trade accounts payables ($563,000). During the nine months ended March 31, 1996, cash flow provided by operations approximated $287,000. Such amount consisted primarily of net income ($109,000), increased levels of trade accounts payables ($582,000), an increase in amounts due to parent and affiliated companies ($222,000), offset by an increase in inventories ($729,000) and accounts receivable ($93,000).

               Capital expenditures approximated $36,000 and $65,000 during the fiscal year ended June 30, 1995 and the nine months ended March 31, 1996, respectively. The management of Cooper Florida does not anticipate a significant increase in such expenditures in the next twelve months.

               In December 1995, Cooper Florida negotiated but has not yet implemented a line of credit with Chemical Bank in the aggregate amount of $1 million for direct borrowing for working capital purposes. If implemented, the credit facility will be collateralized by Cooper Florida's trade accounts receivables and inventories and will be guaranteed by TDA. Cooper Florida has not yet borrowed any funds under this credit facility.

               Cooper Florida believes that its existing sources of liquidity, including the availability under the line of credit, anticipated cash flow and a portion of the net proceeds of the offering will be adequate to sustain its normal operations and satisfy its current working capital and capital expenditure requirements.

IMPACT OF INFLATION

               General inflation in the economy has driven the operating expenses of many businesses higher, and accordingly, Cooper Florida has increased salaries and incurred higher prices for supplies, good and services. While Cooper Florida is subject to inflation as described above, both Cooper Florida and the Company believe that inflation currently does not have a material effect on Cooper Florida's operating results, but there can be no assurance that this will continue to be so in the future.

ACCOUNTING CHANGES

               In March 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. SFAS No. 121 is effective for financial statements for fiscal years beginning after December 15, 1995; therefore, the Company will adopt SFAS No. 121 in the first quarter of fiscal 1997 and, based on current circumstances, does not believe the effect of adoption will be material.

               In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. The Company will account for stock-based compensation awards under the provisions of Accounting Principles Board ("APB") Opinion No. 25, as permitted by SFAS No.
123. In accordance with SFAS No. 123, beginning in the fiscal year ended 1997, the Company will make pro forma disclosures relative to stock-based compensation as part of the accompanying footnotes to the financial statements.

                                    BUSINESS

GENERAL

               The Company was recently organized to acquire, integrate and operate seasoned companies operating in the floorcoverings industry. Simultaneously with the closing of this offering, the Company will acquire from TDA all of the issued and outstanding capital stock of Cooper Florida for consideration consisting of 1,149,900 shares of Common Stock and the Acquisition Warrant, which is exercisable to acquire 250,000 shares of Common Stock at an exercise price of $1.00 per share. See "Certain Transactions" and "Description of Capital Stock - Other Outstanding Warrants." Cooper Florida, founded in 1948, is engaged in the wholesale distribution of carpet, wood, laminate, ceramic and vinyl floorcoverings and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole operating business of the Company until such time, if any, as the Company consummates additional acquisitions. See "Certain Transactions."

               To date, the Company's activities have consisted solely of negotiating the Acquisition, completing the Private Placement and engaging in organizational activities. The Company anticipates that it will derive revenues primarily through income generated from the operations of Cooper Florida and operating companies which may be acquired in the future.

STRATEGY

               The Company's strategy is to acquire, integrate and operate seasoned companies operating in the floorcoverings industry and to build an integrated company with the ability to source products domestically and internationally and to distribute products throughout North America and the Caribbean on a wholesale basis and as agent for various foreign manufacturers. The Company intends to provide expansion capital, if necessary, and administrative and management services to acquired companies, including Cooper Florida, in order to exploit the growth potential which management of the Company perceives in the floorcoverings industry and to assist such acquired companies to penetrate new markets. Although the Company does not currently have any agreements, arrangements or commitments in place with respect to any proposed acquisitions, other than the Acquisition, it believes that there are a number of potential acquisition candidates that may meet its criteria. While the Company intends to seek out prospective acquisition candidates in businesses that complement or are otherwise related to the business of Cooper Florida, the Company does not intend to restrict itself to any one particular industry segment and may attempt to acquire companies in industries unrelated to the core business of Cooper Florida. The Company anticipates that it will finance future acquisitions, if any, through a combination of cash (including a substantial portion of the net proceeds of this offering), issuances of shares of capital stock of the Company, and additional equity or debt financings. There can be no assurance that the Company will be able to obtain additional equity or debt financing on terms acceptable to the Company or at all. The Company has and will continue to identify potential acquisition candidates through the industry contacts of the management of the Company and Cooper Florida, as well as through TDA and general business sources. See "Certain Transactions."

BUSINESS OF COOPER FLORIDA

General

               Cooper Florida, founded in 1948, is engaged in the wholesale distribution of carpet, wood, ceramic tile and vinyl floorcoverings and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. Cooper Florida operates from distribution facilities in Miami, Orlando, Jacksonville and Tampa, Florida, and sells to more than 2,000 customers, primarily floorcovering retailers. Cooper Florida distributes brand name products such as the Shaw and Shawmark lines of carpets, Mohawk carpets and hardwood floorcoverings manufactured by the Anderson division of Standard Plywood, Inc. ("Anderson"). Cooper Florida has its own direct sales force and uses its own fleet of vehicles to deliver its products to customers. In recent years, in response to the growing practice of the major carpet manufacturers of bypassing the traditional wholesaler/distributor to sell directly to the floorcovering retailer, Cooper Florida has diversified its product mix in order to become less dependent on carpet sales. As part of this diversification strategy, the Company added ceramic tile, hardwood flooring and laminate flooring products to its product line. Cooper Florida recently established the Cooper International division which acts as an agent for ceramic tile manufacturers located in Italy and other foreign countries and creates marketing programs and develops wholesale distribution networks through which such foreign manufacturers' ceramic tile lines are sold to some of the larger wholesale floorcoverings distributors in the United States and Canada.

Industry Overview

               The floorcovering industry includes carpet (indoor and outdoor), resilient floorcoverings, including vinyl tile and vinyl sheet products, wood, laminate, and ceramic floorcoverings and stone (i.e. marble, granite and others). Cooper Florida distributes all of these types of floorcoverings, except for stone, as well as padding and accessories. Trends in the floorcoverings industry are directly related to the trends of the construction and home improvement industries. According to the Home Improvement Research Institute, sales of home improvement products to consumers and professional builders are rising and were expected to reach $131 billion in the United States during calendar year 1995 and are expected to reach $138.6 billion in 1996 and $161.3 billion by 1999.

               According to Floor Covering Weekly, a trade newspaper, sales of floorcoverings in the United States reached approximately $14.5 billion during 1995. Of this amount, approximately $9.9 billion was for carpet, approximately $951.3 million was for hardwood, approximately $1.3 billion was for ceramic (including both floor and wall tiles) and approximately $2.3 billion was for resilient floorcoverings.

Strategy

               Beginning in July 1990, Cooper Florida commenced a program to diversify and expand its product mix by adding to its carpet and vinyl floorcovering product lines ceramic, hardwood and laminate product lines. Cooper's strategic plan is to aggressively expand its non-carpet product lines and to maximize the results of operations of its carpet business and augment its offerings as opportunities arise. The key elements of Cooper's strategy are as follows:

                * Realign and Diversify Product Mix. During Cooper Florida's fiscal year ended June 30, 1995, 60.8% of its revenues consisted of sales of carpet, padding and related accessories and 39.2% consisted of other floorcoverings sales. Cooper Florida intends to continue to diversify its product mix by attempting to sell non-carpet floorcoverings to its current base of customers. Additionally, Cooper Florida intends to aggressively seek out non-carpet floorcovering lines, which are economical, well designed, durable and easy to install.

                * Expand Product Offerings and Maintain and Expand Relationships with Manufacturers. Cooper Florida intends to expand its product offerings by aggressively seeking out relationships with manufacturers of floorcoverings. For instance, in June 1995, Cooper Florida entered into a distribution agreement with Shaw, pursuant to which Cooper Florida was granted the exclusive right to distribute Shaw's Shawmark carpet line in Florida and portions of Alabama and Georgia, and in March 1996 Cooper Florida entered into a distribution agreement with ABET, Inc., the manufacturer of Parqcolor laminate floorcovering pursuant to which Cooper Florida was granted the exclusive right to distribute Parqcolor laminate floorcovering throughout Florida and in portions of Georgia and Alabama. By closely aligning itself with manufacturers, Cooper Florida believes that it can maximize its ability to purchase such manufacturers' products on more favorable terms by seeking and obtaining cost concessions for advertising and marketing promotions, product samples and expanded and more flexible credit terms.

                * Improve Profit Margin. Through internal growth and potential acquisitions, Cooper Florida will seek to expand its sales volume, particularly with certain manufacturers, in order to benefit from periodic as well as annual manufacturers' volume discounts which are based on quantity purchases which can favorably impact
                        Cooper Florida's profit margins. In addition, Cooper Florida will seek to increase its sales of ceramic, laminate and hardwood floorcoverings, which Cooper Florida believes carry a higher margin of profit than carpet and vinyl floorcoverings.

                * Upgrade Technology. Cooper Florida intends to continue to upgrade and improve its internal inventory systems and procedures, materials handling and distribution systems to provide continuing improved services to its customers and achieve greater efficiencies in its operations.

Products

               Carpet and Related Accessories. Although Cooper Florida is currently diversifying its product mix, carpet, padding and related accessories still account for a major portion of Cooper Florida's sales. For the fiscal year ended June 30, 1995 and for the nine month period ended March 31, 1996, sales of carpet, padding and related accessories accounted for approximately $18 million (60.8%) and $15.1 million (66%), respectively, of Cooper Florida's total revenues during such periods. Cooper Florida believes that the wholesale carpet distribution segment of its business will continue to constitute a major portion of total revenues for the near future.

               The Cooper Florida's carpet product lines include Shaw, Shawmark and Mohawk carpeting. In June 1995, Cooper Florida entered into a distribution agreement with Shaw pursuant to which Cooper Florida was granted the exclusive right to distribute Shaw's Shawmark carpet line in Florida and portions of Alabama and Georgia. The agreement is of unspecified duration and is terminable upon sixty days notice by either party thereto. During the nine months ended March 31, 1996, sales of the Shawmark carpet line accounted for $3.5 million (15.3%) of total revenues of Cooper Florida.

               Ceramic Tile. In order to diversify its product mix, Cooper Florida began offering ceramic tile in fiscal 1991. Ceramic tile is Cooper's fastest growing product line. For the fiscal year ended June 30, 1995 and for the nine month period ended March 31, 1996, ceramic tile accounted for approximately $4.7 million (16%) and $4.2


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



million (18.3%), respectively, of total revenues. Cooper Florida offers over forty styles of ceramic tile. During fiscal year 1995, Sears Roebuck and Company selected Cooper Florida's ceramic tile line to be offered, on an experimental basis, in approximately 35 of its stores located in Florida. Presently, Cooper Florida is the only distributor of ceramic tile to such stores. The level of sales of Cooper Florida's ceramic tile to Sears is currently insignificant.

               Cooper Florida recently established the Cooper International division which acts as an agent for ceramic tile manufacturers located in Italy and other foreign countries and creates marketing programs and develops wholesale distribution networks through which such foreign manufacturers' ceramic tile lines are sold to some of the larger wholesale floorcoverings distributors in the United States and Canada.

               Vinyl Floorcoverings. Cooper Florida distributes vinyl sheet floorcovering manufactured by Colmar, Inc. ("Colmar"). Prior to August 1995, Cooper Florida distributed vinyl tile manufactured by Kentile. Sales of Kentile products accounted for approximately $3 million (10.2%) of total revenues during the fiscal year ended June 30, 1995. In August 1995, Kentile went out of business and Cooper Florida discontinued distributing its products. Although vinyl floorcovering does not currently constitute a major portion of Cooper Florida's sales, Cooper Florida is aggressively seeking a new supplier of vinyl floorcovering. Sales of vinyl floorcoverings accounted for approximately $4.1 million (13.9%) and $1.6 million (7.0%), respectively, of total revenues during the fiscal year ended June 30, 1995 and during the nine month period ended March 31, 1996.

               Cooper Florida distributed vinyl sheet floorcoverings manufactured by Congoleum, the second largest manufacturer of vinyl flooring in the United States, until January 1994. Sales of Congoleum's products accounted for $2 million (7.0%) of total revenues during the fiscal year ended June 30, 1994. In January 1994, Cooper Florida discontinued its distribution of the Congoleum vinyl sheet line and replaced it with the Colmar line. Cooper Florida is the exclusive distributor in Florida and portions of Georgia and Alabama for Colmar, a relatively new manufacturer of vinyl sheet floorcoverings. Sales of Colmar products accounted for approximately $1.1 million of total revenues during fiscal year 1995 and $900,000 of total revenues during the nine months ended March 31, 1996.

               Hardwood Floorcoverings. Cooper Florida distributes lines of hardwood flooring manufactured by Anderson and, on an exclusive basis in Florida and portions of Georgia and Alabama, Trimex, Inc., the manufacturer of Trevo hardwood floorcoverings. Hardwood flooring sales accounted for $2 million (6.7%) and $1.7 million (7.3%), respectively, of total revenues during Cooper's fiscal year ended June 30, 1995 and during the nine months ended March 31, 1996.

               High Density Laminate. In April 1996, Cooper Florida entered into an agreement with ABET, Inc. to distribute, on an exclusive basis throughout Florida and portions of Georgia and Alabama, high density laminate floorcovering. High density laminate is a floorcovering product that looks like wood but is a laminate product which is more durable than wood and is a relatively new addition to the floorcoverings industry in the United States. Cooper Florida believes that sales of high density laminate will be a product category which will grow in the future.

               Miscellaneous Products. Cooper Florida also sells accessories and certain supplies necessary to install carpet, ceramic tile, vinyl and hardwood floorcoverings, such as adhesives, tack strip and tools. During the fiscal year ended June 30, 1995 and the nine month period ended March 31, 1996, sales of such products accounted for approximately $800,000 (2.7%) and $300,000 (1.3%) of total revenues, respectively.

Customers, Sales and Marketing

               As of  March  31,  1996,  Cooper  Florida  had  more  than  2,000 customers located primarily throughout Florida as well as in southern Georgia, Alabama and parts of the Caribbean. Such customers generally purchase Cooper
Florida's products for resale to the household consumer end-user. Cooper Florida's customers have traditionally included small to medium size floorcovering retailers, as well as multi-store floorcovering chains, which sell to and install products for their retail customers. Cooper Florida's sales are not concentrated with a small number of customers. As of March 31, 1996, no single customer accounted for more than 5% of Cooper Florida's total sales.

               In addition to Cooper Florida's traditional retail store customer base, Cooper Florida's Cooper International division, acting as an agent for certain foreign ceramic tile manufacturers, has, within the last year, entered into sales and marketing programs to market ceramic tile products to some of the larger wholesale floorcovering distributors throughout the United States and Canada.

               Recently, larger chain stores have begun carrying products offered by Cooper Florida. During fiscal year 1995, Sears Roebuck and Company selected Cooper Florida's ceramic tile line to be offered in approximately 35 of its stores in Florida. Presently, Cooper Florida is the only distributor of ceramic tile to such stores.

Backlog

               Cooper Florida's operations are conducted primarily through short-term order and shipment schedules. Immediate delivery requirements and the nature of Cooper Florida's business generally preclude any significant backlog. Backlog consists only of products on back order from a manufacturer or a customer order not scheduled for immediate delivery, and is not material.

COMPETITION

               The floorcovering distribution business is extremely competitive. Cooper Florida believes that the principal areas of competition are price, customer service, quality and beauty of the products. Cooper Florida competes with other distributors of floorcovering products, as well as with those manufacturers of floorcoverings products which sell directly to retailers as well as to wholesale distributors. Certain of Cooper Florida's competitors have greater financial, personnel and inventory resources than Cooper Florida. There can be no assurance that Cooper Florida will compete effectively with such competitors or that such competitors will not distribute products which are superior to Cooper Florida's, have better price or quality or performance characteristics, or which achieve greater market penetration.

               With respect to its acquisition strategy, the Company may encounter competition from other entities having a business acquisition strategy similar to that of the Company. Many of these entities, including venture capital partnerships and corporations, blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting acquisitions directly or through affiliates. Many of these entities possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its potential competitors.

EMPLOYEES

               As of July 1, 1996, Cooper Florida employed 121 full-time persons, of which 6 were management personnel, 35 were in sales, 35 were in customer service, and 45 were truck drivers and warehouse personnel. None of Cooper Florida's employees are represented by a union. Cooper Florida considers it employee relations to be satisfactory.

FACILITIES

               Cooper Florida's corporate headquarters are maintained at its facility in Orlando, Florida. Cooper Florida leases four facilities located in Florida, which are described below:


                APPROXIMATE    ANNUAL
LOCATIONS     SQUARE FOOTAGE  BASE RENT                PRINCIPAL USE
- ---------     --------------  ---------                -------------
Miami             44,000     $165,000      Warehouse and distribution facility;
                                           showroom
Orlando           98,000     $225,500      Corporate headquarters; warehouse and
                                           distribution facility; showroom
Jacksonville      27,000      $49,900      Warehouse and distribution facility;
                                           showroom
Tampa             13,000      $39,600      Warehouse and distribution facility

               Prior to this offering, the facilities located in Orlando (the "Orlando Facility") and Jacksonville (the "Jacksonville Facility") were leased by Cooper Florida from Jay Cooper, the President of the Company and the Chairman of Cooper Florida, on a month-to-month basis. Rent expense for the Orlando Facility and the Jacksonville Facility aggregated approximately $291,000 and $288,000 in the fiscal years ended June 30, 1995 and 1994, respectively. Upon the closing of this offering, Cooper Florida will enter into two five-year leases with Mr. Cooper pursuant to which it will rent the Orlando Facility and the Jacksonville Facility from Mr. Cooper at base rents of $225,500 and $49,900 per year, respectively, which Cooper Florida and the Company believe are at or less than market rate rents for such facilities. Such leases will continue at such base rents until January 1, 1999, at which time a fair market rental rate will be determined and, based on such determination, the base rent will be increased to such fair market rate but not to exceed an increase of ten (10) percent. Such leases will be terminable by Cooper Florida upon six (6) months prior written notice. See "Certain Transactions."

               The facility located in Miami (the "Miami Facility") is leased by Cooper Florida from N.W. 74th Avenue Associates, a partnership which is equally owned by Jay Cooper and by Cooper Holding, Inc., a wholly-owned subsidiary of TDA. The lease is a fifteen year lease which terminates in December 2008. Rent expense for the Miami Facility aggregated approximately $197,000 (net of sublease income of approximately $70,000) during the fiscal year ended June 30, 1995. Cooper Florida and the Company believe that the rent for the Miami Facility is market rate rent. See "Certain Transactions."

LEGAL PROCEEDINGS

               Neither the Company nor Cooper Florida are subject to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

               The Company's and Cooper Florida's executive officers, directors and director nominees are as follows:

NAME                    AGE   POSITION
- ----                    ---   --------

Douglas P. Fields       54    Chief Executive Officer and Chairman of the Board
                              of Directors of the  Company  and Chief  Executive
                              Officer and a Director of Cooper Florida

Frederick M. Friedman   55    Executive Vice President, Chief Financial Officer,
                              Treasurer, Secretary and Director of the Company and Vice President, Treasurer and Secretary of
                              Cooper Florida

Jay Cooper              57    President and Director Nominee* of the Company and
                              Chairman of the Board of Directors of Cooper
                              Florida

James C. Yeager         39    Executive Vice President of the Company and
                              President of Cooper Florida

Paul D. Finkelstein     53    Director Nominee of the Company*

George Skakel III       45    Director Nominee of the Company*

John E. Smircina        65    Director Nominee of the Company*


- -------------
* Messrs. Cooper, Finkelstein, Skakel and Smircina have been elected and have agreed to serve as directors of the Company commencing upon the closing of this offering.

               Douglas P. Fields, a co-founder of the Company, has been Chairman of the Board of Directors and Chief Executive Officer of the Company since inception. For more than the past five (5) years, Mr. Fields has been the Chairman of the Board of Directors, President and Chief Executive Officer of TDA and Chief Executive Officer and a director of each of its subsidiaries (including Cooper Florida). TDA is a holding company whose operating subsidiaries are primarily engaged in the wholesale distribution of building supplies and home furnishings products, the manufacture and distribution of a variety of electrical devices, the operation of an indoor tennis facility and the management of real estate. Mr. Fields received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree from Fordham University in 1964.

               Frederick M. Friedman, a co-founder of the Company, has been Executive Vice President, Chief Financial Officer, Treasurer, Secretary and a director of the Company since inception. For more than the past five (5) years, Mr. Friedman has been Executive Vice President, Treasurer, Secretary and a director of TDA and

Vice President, Treasurer, Secretary and a director of each of its subsidiaries (including Cooper Florida). Mr. Friedman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1962.

               Jay Cooper, has been the President of the Company since June 1996. Mr. Cooper has been the Chairman of the Board of Directors of Cooper Florida since March 1996. Prior thereto, since 1967, Mr. Cooper was the President of Cooper Florida.

               James C. Yeager has been an Executive Vice President of the Company since June 1996. Mr. Yeager has been the President of Cooper Florida since March, 1996. From March 1995 to March 1996, Mr. Yeager was Vice President of Cooper Florida. Prior thereto, from July 1990 to March 1995, he was a Corporate Manager/Branch Manager of Cooper Florida. Prior to 1990, Mr. Yeager was a Territory Manager for J.J. Haines Company Inc., a floorcoverings wholesaler.

               Paul D. Finkelstein has been the President and a director of the Regis Corporation, an operator of beauty salons and a cosmetic sales company, since 1987. Mr. Finkelstein received a Master's degree in Business
Administration from the Harvard University Graduate School of Business Administration in 1966 and a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1964.

               George Skakel III has been the President and sole stockholder of ABP Acquisition Corp. since 1986. ABP Acquisition Corp. invests in securities of companies. Mr. Skakel received a Master's degree in Business Administration from the Harvard University Graduate School of Business Administration in 1978 and a B.A. degree in Economics from The University of Delaware in 1973.

               John E. Smircina has been a partner in the law firm of Wade, Hughes and Smircina, P.C. since April 1993. Prior thereto, from 1985 to March 1993, Mr. Smircina was self-employed as a business and financial consultant. Since 1968, Mr. Smircina has been a Director of TDA. Mr. Smircina received a Master's degree in Industrial Management from Ohio University in 1954 and a B.A. degree in Political Science from Ohio University in 1953.

               In 1976, in connection with certain transactions which occurred in 1971 and 1973, Messrs. Fields and Friedman and TDA, then a public company, without admitting or denying the allegations set forth in a civil action commenced by the Commission, consented to a final judgment of permanent injunction which, in summary, provided that Messrs. Fields and Friedman and TDA were permanently enjoined from violating the registration, reporting, proxy and the anti-fraud provisions of the federal securities laws and rules.
Additionally, Messrs Fields and Friedman agreed to certain ancillary relief which included their agreements, for a period of two years, to resign as directors of TDA and a publicly held subsidiary of TDA and not to vote any securities of TDA and the subsidiary owned or controlled by them. Based upon facts related to the injunctive action, in 1979, Messrs. Fields and Friedman were found guilty of conspiring to violate the federal securities laws and making false statements in filings made with the Commission. Messrs. Fields and Friedman were sentenced to six and three months incarceration, respectively, and both were fined. Also, on facts related to the injunctive action, Mr. Friedman was found guilty of mail and wire frauds. Mr. Friedman was sentenced to one month incarceration on each of three counts.

               Directors of the Company serve until the next annual meeting of stockholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

               The Board of Directors has established an Executive Committee which is composed of Douglas P. Fields and Frederick M. Friedman. The Board of Directors of the Company can delegate to the Executive Committee all of the powers and authority (other than those reserved by statute to the full Board of Directors) of the full Board of Directors in the management of the business and affairs of the Company.

COMPENSATION OF DIRECTORS

               Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company. Upon the closing of this offering, Paul D. Finkelstein, George Skakel III and John E. Smircina, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will be exercisable at the initial public offering price of the Units. All of such options will vest on the first anniversary of the date of grant. See " -- Stock Option Plan."

EXECUTIVE COMPENSATION

               The following table sets forth information concerning the annual compensation of Jay Cooper, Cooper Florida's Chairman of the Board of Directors, and James C. Yeager, Cooper Florida's President, for Cooper Florida's fiscal year ended June 30, 1995. Upon the closing of this offering, Cooper Florida will be a wholly-owned subsidiary of the Company. No officer of Cooper Florida was paid compensation in excess of $100,000 during Cooper Florida's fiscal year ended June 30, 1995.

                           SUMMARY COMPENSATION TABLE


                                                    Annual Compensation
 Name and Principal                      Fiscal     -------------------
      Position                            Year      Salary       Bonus
      --------                            ----      ------       -----
Jay Cooper                                1995      $71,340      $    0
Chairman of Cooper Florida

James C. Yeager                           1995      $71,154      $3,500
President of Cooper Florida

EMPLOYMENT AGREEMENTS

               The Company and Cooper Florida have entered into an employment agreement, effective as of the closing of this offering, with Jay Cooper pursuant to which he is employed as the President of the Company and the Chairman of Cooper Florida. The agreement provides that Mr. Cooper devote the majority of his business time to the affairs of the Company and Cooper Florida. The agreement expires on the third anniversary of the closing of this offering, provided that the agreement may be renewed by the Company and Cooper Florida for successive one-year periods unless, within thirty days of the expiration of the agreement, the Company notifies Mr. Cooper of its election not to renew the agreement. The agreement provides for an annual salary of $100,000, commencing on the closing of this offering. Mr. Cooper's employment agreement contains a confidentiality provision and a covenant not to compete with the Company or Cooper Florida for a period of two years following termination of employment under certain circumstances. In addition, upon the closing of this offering, the Company will grant to Mr. Cooper options to purchase an aggregate of 120,000 shares of Common Stock at an exercise price equal to the initial public offering price of the Units. All of such options will have a term of ten years. Of such amount granted to Mr. Cooper, options to purchase 80,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Cooper and vesting in any single year does not exceed $100,000 at the exercise price.

               The Company and Cooper Florida have entered into an employment agreement, effective as of the closing of this offering, with James C. Yeager pursuant to which he is employed as the Executive Vice President of the Company and the President of Cooper Florida. The agreement provides that Mr. Yeager devote the majority of his business time to the affairs of the Company and Cooper Florida. The agreement expires on the third anniversary of the date of the closing of this offering, provided that the agreement may be renewed by the Company and Cooper Florida for successive one-year periods unless, within thirty days of the expiration of the agreement, the Company notifies Mr. Yeager of its election not to renew the agreement. The agreement provides for an annual salary of $100,000, commencing on the closing of this offering. Mr. Yeager's employment agreement contains a confidentiality provision and a covenant not to compete with the Company or Cooper Florida for a period of two years following termination of employment under certain circumstances. In addition, the Company will grant to Mr. Yeager options to purchase an aggregate of 100,000 shares of Common Stock at an exercise price equal to the initial public offering price of the Units. All of such options will have a term of ten years. Of such amount granted to Mr. Yeager, options to purchase 60,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Yeager and vesting in any single year does not exceed $100,000 at the exercise price.

STOCK OPTION PLAN

               In June 1996, the Board of Directors adopted and the stockholders approved the Company's 1996 Stock Option Plan. The 1996 Stock Option Plan provides for the grant of (i) options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees and
(ii) options not intended to so qualify ("Nonqualified Stock Options") to employees (including directors and officers who are employees of the Company), directors and consultants. The total number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan is 1,000,000 shares.
Upon the closing of this offering, the Company intends to grant options exercisable to purchase 450,000 shares of Common Stock to various of its employees and non-employee directors. All of such options will have a term of ten years. The exercise price per share of these options will be equal to the initial public offering price of the Units. Of the options to purchase 450,000 shares of Common Stock which the Company intends to grant upon the closing of this offering, the Company will grant options to purchase 120,000, 100,000, 50,000 and 50,000 to Messrs. Cooper, Yeager, Fields and Friedman, respectively. Of such amount granted to Mr. Cooper, options to purchase 80,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Cooper and vesting in any single year does not exceed $100,000 at the exercise price. Of such amount granted to Mr. Yeager, options to purchase 60,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Yeager and vesting in any single year does not exceed $100,000 at the exercise price. The options exercisable to purchase 50,000 shares of Common Stock granted to each of Messrs. Fields and Friedman will be Nonqualified Stock Options with a term of ten years and will vest as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of grant.

               Upon the closing of this offering and upon becoming directors of the Company, Paul D. Finkelstein, George Skakel III and John E. Smircina, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will have an exercise price per share equal to the initial public offering price of the Units. All of such options will vest on the first anniversary of the date of grant.

               The 1996 Stock Option Plan is to be administered by the Board or a committee of the Board of Directors, which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. No option granted under the 1996 Stock Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

               The exercise price of all stock options granted under the 1996 Stock Option Plan must be at least equal to the fair market value of such shares on the date of grant (110% of fair market value in the case of an Incentive Stock Option granted to an optionee who owns or is deemed to own more than 10% of the Common Stock). The term of each option granted pursuant to the 1996 Stock Option Plan may be established by the Board, or a committee of the Board, in its sole discretion; provided, however, that the maximum term of each Incentive Stock Option granted pursuant to the 1996 Stock Option Plan is ten years (five years if the optionee owns or is deemed to own more than 10% of the Common Stock). Options shall become exercisable at such times and in such installments as the Board, or a committee of the Board, shall provide in the terms of each individual option.

               Holders of all of the currently outstanding securities of the Company have agreed not to publicly sell, transfer or assign any of their shares of Common Stock, options or warrants without the prior written consent of the Representative for a period of 24 months from the closing date of this offering.

                             PRINCIPAL STOCKHOLDERS

               The following table sets forth certain information regarding the beneficial ownership of the Common Stock prior to this offering and as adjusted to give effect to this offering and to the Acquisition, based upon the most recent information available to the Company for (i) each person known by the Company who owns beneficially more than five percent of the Common Stock, (ii) each of the Company's executive officers, directors and director nominees and
(iii) all officers, directors and director nominees of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 122 East 42nd Street, New York, New York 10168.

                                                            Number of Shares           Percentage Ownership
                                                           Beneficially Owned            of Common Stock
                                                           ------------------            ---------------
                                                             After Offering                       After Offering
                                          Before Offering   and Acquisition(1)  Before Offering  and Acquisition(1)
                                          ---------------   ------------------  ---------------  ------------------
Names and Address of
- --------------------
Beneficial Owner
- ----------------
Douglas P. Fields............................   100(2)     1,150,000(3)(4)            100%            53.49%

Frederick M. Friedman........................   100(2)     1,150,000(3)(4)            100%            53.49%

John E. Smircina*............................   100(2)     1,150,000(3)(4)(5)         100%            53.49%

TDA Industries, Inc..........................   100(2)     1,150,000(3)(4)            100%            53.49%

George Skakel III*...........................     0                0(5)                 0%                0%
115 Maple Avenue
Greenwich, CT 06830

Paul D. Finkelstein*.........................     0                0(5)                 0%                0%
c/o Regis Corporation
1814 Lincoln Avenue
Minneapolis, MN 55403

Jay Cooper*..................................     0                0(6)                 0%                0%
c/o Cooper Flooring
  International, Inc.
7122 N.W. 74th Avenue
Miami, FL  33166

James C. Yeager..............................     0                0(7)                 0%                0%
c/o Cooper Flooring
  International, Inc.
2700 Hazelhurst Street
Orlando, FL  32804

All officers and directors
 as a group (7 persons)......................   100(2)     1,150,000(3)(4)(5)(6)(7)   100%            53.49%

*    Director nominee.

- -------------------------------

(1) The Acquisition will be consummated simultaneously with the closing of this offering.

(2) Includes 100 shares of Common Stock owned by TDA. Douglas P. Fields and Frederick M. Friedman are officers, directors and principal stockholders of TDA, and John E. Smircina is a director of TDA. Each of Douglas P. Fields, Frederick M. Friedman and John E. Smircina may be deemed to exercise voting control over securities of the Company owned by TDA. Such individuals disclaim any beneficial interest in the shares of Common Stock owned by TDA.

(3) Includes (i) 100 shares of Common Stock owned by TDA and (ii) 1,149,900 shares of Common Stock to be issued to TDA upon the consummation of the Acquisition. Douglas P. Fields and Frederick M. Friedman are officers, directors and principal stockholders of TDA, and John E. Smircina is a director of TDA. Each of Douglas P. Fields, Frederick M. Friedman and John E. Smircina may be deemed to exercise voting control over securities of the Company owned by TDA. Such individuals disclaim any beneficial interest in the shares of Common Stock owned by TDA.

(4) Does not include options to be issued to Messrs. Fields and Friedman upon the closing of this offering, pursuant to the Company's 1996 Stock Option Plan, exercisable to purchase, in the aggregate, 100,000 shares of Common Stock. Such options are not exercisable within 60 days of the date hereof. Also does not include shares of Common Stock issuable upon exercise of the Acquisition Warrant, because such warrant is not exercisable within 60 days of the date hereof.

(5) Does not include options to be issued to each of Messrs. Finkelstein, Skakel and Smircina upon the closing of this offering, pursuant to the Company's 1996 Stock Option Plan, exercisable to purchase an aggregate of 30,000 shares of Common Stock. Such options are not exercisable within 60 days of the date hereof.

(6) Does not include 120,000 shares of Common Stock issuable upon the exercise of options to be granted to Mr. Cooper upon the closing of this offering, pursuant to the Company's 1996 Stock Option Plan, which are not exercisable within 60 days of the date hereof.

(7) Does not include 100,000 shares of Common Stock issuable upon the exercise of options to be granted to Mr. Yeager upon the closing of this offering, pursuant to the Company's 1996 Stock Option Plan, which are not exercisable within 60 days of the date hereof.

               CONCURRENT REGISTRATION FOR SELLING SECURITYHOLDERS

               The registration statement of which this Prospectus forms a part also relates to the 2,000,000 Bridge Warrants issued in connection with the Private Placement and to the shares of Common Stock underlying such Bridge Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources." Upon the consummation of this offering, the terms and conditions of the Bridge Warrants will automatically convert to the terms and conditions of the Warrants offered hereby. It is likely that sales of Bridge Warrants or the underlying Common Stock or even the potential of such sales at any time would have an adverse effect on the market prices of the Common Stock and the Warrants. See "Risk Factors --Need for Additional Financing" and "Risk Factors -- Outstanding Warrants and Options; Registration Rights."

               Subject to the restriction described in the succeeding sentence, an aggregate of up to 2,000,000 Bridge Warrants and up to 2,000,000 shares of Common Stock underlying such Bridge Warrants may be offered by certain securityholders who received their Bridge Warrants in connection with the Private Placement. Each holder of Bridge Warrants has agreed not to sell or otherwise transfer such securities for a period of 24 months from the date hereof without the Representative's prior approval. The Representative may grant such approval without notice. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

               The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering the Bridge Warrants (and the underlying shares of Common Stock) for resale to the public. The Company will not receive any of the proceeds from the sale of the Bridge Warrants, but will receive proceeds upon any exercise of the Bridge Warrants.

                                                                    Maximum                                     Percentage
                                              Amount of             Amount of             Amount of            Beneficial
                                           Bridge Warrants       Bridge Warrants       Bridge Warrants        Ownership of
                                             Owned Prior        to be Registered         Owned After         Bridge Warrants
Selling Stockholder                       to this Offering      in this Offering          Offering           After Offering
- -------------------                       ----------------      ----------------          --------           --------------
Ora Torledano...........................      200,000               200,000              200,000                     0*
Abraham Chanukah........................      200,000               200,000              200,000                     0*
Richmond Investments Ltd................      200,000               200,000              200,000                     0*
Stamford Investments Ltd................      200,000               200,000              200,000                     0*
Gary A. Lyons...........................      100,000               100,000              100,000                     0*
Walter T. Toombs........................       50,000                50,000               50,000                     0*
Robert J. Reardon.......................      100,000               100,000              100,000                     0*
Chaim Malovicki.........................       12,500                12,500               12,500                     0*
Dennis J. Lewis.........................       50,000                50,000               50,000                     0*
Quillos Corp............................       50,000                50,000               50,000                     0*
White Rock of Tucson, LLC...............       60,000                60,000               60,000                     0*
E.W. Boland.............................      100,000               100,000              100,000                     0*
Daisy Shaw Enterprises Ltd..............      209,300               209,300              209,300                     0*
Jeffrey Muhlgeier.......................       34,000                34,000               34,000                     0*
Elliott Y. Braun........................       34,000                34,000               34,000                     0*
Robert Gordon...........................       16,700                16,700               16,700                     0*
Mark P. Schlefer........................       83,400                83,400               83,400                     0*
Timothy Martin..........................       83,400                83,400               83,400                     0*
Dwight Babcock IRA......................       16,700                16,700               16,700                     0*
Nelly Abramov...........................      200,000               200,000              200,000                     0*

- --------------------
* The Bridge Warrants are not exercisable until the second anniversary of the date of this Prospectus.

               To the extent that the Representative releases any Selling Securityholders from their agreements not to sell the Company's securities which they owned prior to the consummation of this offering for a period of 24 months from the date hereof, such sales of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Any sale of these registered Bridge Warrants may adversely affect the market price of the Warrants.

               Selling Securityholders may effect such transactions by selling their securities directly to a purchaser, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchaser for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

               The Selling Securityholders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                              CERTAIN TRANSACTIONS

             Simultaneously with the closing of this offering, pursuant to a stock purchase agreement, the Company will acquire all of the issued and outstanding capital stock of Cooper Florida from TDA for 1,149,900 shares of Common Stock and the Acquisition Warrant, which is exercisable to purchase 250,000 shares of Common Stock at an exercise price of $1.00 per share. As a condition to the closing of the Acquisition, at the time of the Acquisition, Cooper Florida will have a tangible net worth equal to at least $4,500,000. If Cooper Florida's tangible net worth is in excess of $4,500,000, then such excess, if any, shall be paid to TDA out of Cooper Florida's working capital in the form of a dividend which will be payable on the first anniversary of the closing of this offering. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole operating business and source of revenue of the Company until such time, if any, as the Company consummates additional acquisitions.

             In June 1996, the Company issued 100 shares of Common Stock to TDA in consideration of $100. Such stock was previously subscribed for when the Company was organized in April 1996. Through June 1996, the Company borrowed an aggregate of $15,275 from TDA in order to pay the expenses of the Private Placement and a portion of the professional fees and other expenses related to this offering. The Company intends to execute a promissory note in the principal amount of $15,275 in favor of TDA. The principal amount of this note, together with interest at the rate of 8% per annum, is due and payable upon demand and, in any event, will be repaid out of the proceeds of this offering.

             Douglas P. Fields and Frederick M. Friedman, officers and directors of the Company, are both officers, directors and principal stockholders of TDA and officers and directors of Cooper Florida. John E. Smircina, a director nominee of the Company, is a director of TDA. Prior to the closing of this offering and the Acquisition, Cooper Florida was a wholly-owned subsidiary of TDA.

             Prior to this offering, Cooper Florida has been dependent on TDA for various administrative services and financial support. Following this offering, TDA will provide office space and certain management and administrative services to the Company at its offices in New York City pursuant to a management and administrative services agreement to be entered into by the Company and TDA upon the closing of this offering. The term of such agreement will be for two (2) years. The fee payable by the Company to TDA for such services will be $5,000 per month.

             Prior to the closing of this offering, the Company utilized office space and secretarial services provided by TDA free of charge.

             During Cooper Florida's fiscal years ended June 30, 1995 and June 30, 1994, fees for auditing services of $50,000 and $50,000, respectively, were charged to Cooper Florida. For the nine month period ended March 31, 1996, fees charged to Cooper Florida for such auditing services were $37,500. Upon the closing of this offering, amounts due from Cooper Florida to TDA and affiliated companies of approximately $374,100 in payment of an historical accumulation of auditing fees and short-term cash advances will be converted into a 6% promissory note payable on the first anniversary of the closing of this offering.

             The Company's management currently includes two (2) officers, Douglas P. Fields and Frederick M. Friedman, neither of whom are required to commit a specific amount of their time to the affairs of the Company and each of whom has significant business interests outside of the Company. Accordingly, such officers may have conflicts of interests in allocating management time among various business activities. However, such officers intend to devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation and negotiation of potential acquisitions. The Company shall not pay a cash or stock bonus to any officer, director, or principal stockholder of the Company (to include any subsidiary thereof) for a period of three (3) years after the effective date of this offering, without the Representative's written consent, except for (i) such bonuses pursuant to employment agreements in effect on the effective date of this offering, (ii) stock option grants under the Company's 1996 Stock Option Plan, or (iii) cash bonuses to principals of any entities acquired by the Company after the closing of this offering provided that such cash bonuses are paid solely from earnings in excess of average historical earnings of such acquired entities during the three year period prior to any such acquisition. Additionally, the Company will not pay a finder's fee to any officer, director or principal stockholder of either TDA or the Company in connection with any acquisition by the Company for a period of three (3) years after the closing of the offering, without the Representative's written consent, except for any such fee paid to a so-called "outside director" of either TDA or the Company.

             Prior to this offering, the Orlando Facility and the Jacksonville Facility were leased by Cooper Florida from Jay Cooper, President of the Company and the Chairman of Cooper Florida, on a month-to-month basis. Rent expense for the Orlando Facility and the Jacksonville Facility aggregated approximately $291,000 and $288,000 in the fiscal years ended June 30, 1995 and 1994, respectively. Upon the closing of this offering, Cooper Florida will enter into two five-year leases with Mr. Cooper pursuant to which it will rent the Orlando Facility and the Jacksonville Facility from Mr. Cooper at base rents of $225,500 and $49,900 per year, respectively, which Cooper Florida and the Company believe are at or less than market rate rents for such facilities. Such leases will continue at such base rents until January 1, 1999, at which time a fair market rental rate will be determined and, based on such determination, the base rent will be increased to such fair market rate but not to exceed an increase of ten
(10) percent. Such leases will be terminable by Cooper Florida upon six (6) months prior written notice.

             The Miami Facility is leased by Cooper Florida from N.W. 74th Avenue Associates, a partnership which is equally owned by Jay Cooper and by Cooper Holdings, Inc., a wholly-owned subsidiary of TDA. The lease is a fifteen year lease, which terminates in December 2008. Rent expense for the Miami Facility aggregated approximately $197,000 (net of sublease income of approximately $70,000) during the fiscal year ended June 30, 1995. Cooper Florida and the Company believe that the rent for the Miami Facility is market rate rent.

             From time to time, TDA and affiliates of TDA have made cash advances to Cooper Florida, and Cooper Florida has, from time to time, made cash advances to TDA and affiliates of TDA.

             In December 1995, Cooper Florida negotiated but has not yet implemented a line of credit with Chemical Bank in the aggregate amount of $1 million for direct borrowing for working capital purposes. If implemented, the credit facility will be guaranteed by TDA. Cooper Florida has not yet borrowed any funds under this credit facility.

             Upon the closing of this offering and the Acquisition, TDA will own approximately 53.49% of the issued and outstanding shares of Common Stock of the Company. Douglas P. Fields, the Chief Executive Officer and Chairman of the Board of Directors of the Company, is also the Chairman of the Board of Directors, President, the Chief Executive Officer and a principal stockholder of TDA. Frederick M. Friedman, the Executive Vice President, Treasurer, Secretary, Chief Financial Officer and a director of the Company, is also the Executive Vice President, Treasurer, Secretary, Chief Financial Officer, a director and principal stockholder of TDA. Messrs. Fields and Friedman are the sole members of the Executive Committee of the Board of Directors of the Company. John E. Smircina is a director nominee of the Company and a director of TDA. Additionally, if the Acquisition Warrant were to be fully exercised, TDA would own approximately 58.34% of the issued and outstanding Common Stock of the Company. As a result, these officers and directors, if they were to act in concert, would be in a position to control the composition of the Board of Directors of the Company and therefore the business, policies and affairs of the Company, and the outcome of issues which may be subject to a vote of the Company's stockholders. Following this offering, the Company does not intend to enter into any transactions with TDA and its affiliates in the future without the Representative's written consent and unless such transaction is fair and reasonable to the Company and approved by a majority of the Company's disinterested directors, except for (i) transactions with affiliates of the Company as described in this Prospectus, (ii) real estate transactions with affiliates of the Company provided that the terms of such transactions are no less favorable to the Company as the Company would be able to obtain from an independent third party, and (iii) such transactions which are deemed to be "non-material."

             Upon the closing of this offering, the Company intends to grant options exercisable to purchase 450,000 shares of Common Stock to various of its employees and non-employee directors. All of such options will have a term of ten years. The exercise price per share of these options will be equal to the initial public offering price of the Units. Of the options to purchase 450,000 shares of Common Stock which the Company intends to grant upon the closing of this offering, the Company will grant options to purchase 120,000, 100,000, 50,000 and 50,000 to Messrs. Cooper, Yeager, Fields and Friedman, respectively. Of such amount granted to Mr. Cooper, options to purchase 80,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options vesting in any single year does not exceed $100,000 at the exercise price. Of such amount granted to Mr. Yeager, options to purchase 60,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Yeager and vesting in any single year does not exceed $100,000 at the exercise price. The options exercisable to purchase 50,000 shares of Common Stock granted to each of Messrs. Fields and Friedman will be Nonqualified Stock Options and will vest as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of grant.

             Upon the closing of this offering and upon becoming directors of the Company, Paul D. Finkelstein, George Skakel III and John E. Smircina, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will have an exercise price per share equal to the initial public offering price of the Units. All of such options will vest on the first anniversary of the date of grant.

                          DESCRIPTION OF CAPITAL STOCK

             The following is a summary description of the Company's capital stock and certain provisions of the Company's Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

UNITS

             Each Unit consists of one share of Common Stock and one Warrant. Each Warrant entitles the holder to purchase one share of Common Stock. The Common Stock and Warrants are immediately separately transferable.

COMMON STOCK

             The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.001 per share. Prior to this offering, there were issued and outstanding 100 shares of Common Stock held of record by TDA.

             Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of this offering will be, duly authorized and validly issued, fully paid and nonassessable.

             Upon the closing of this offering and the Acquisition, TDA will beneficially own 1,150,000 shares of Common Stock, or approximately 53.49% of the then outstanding Common Stock. Because of such stock ownership, TDA would be, as a practical matter, in a position to control the composition of the Board of Directors of the Company, and therefore the business, policies and affairs of the Company, and the outcome of issues which may be subject to a vote of the Company's stockholders. Commencing two years after the consummation of this offering, TDA shall be entitled to one demand registration of the shares of Common Stock owned by TDA. In addition, commencing two years after the consummation of this offering, TDA shall have the right to participate, on a "piggyback" basis, in a registration by the Company of its securities under the Securities Act.

PREFERRED STOCK

             The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $.001 per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

             No shares of preferred stock will be outstanding as of the closing of this offering, and the Company has no present plans for the issuance thereof. The issuance of any such preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. The ability of the Board of Directors to issue preferred stock could discourage, delay, or prevent a takeover of the Company.

WARRANTS

             Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of $6.00 per share for a period of three years commencing on the second anniversary of the date of this Prospectus, provided that during such time a current prospectus relating to the Common Stock is then in effect and the Common Stock is qualified for sale or exempt from qualification under applicable state securities laws. The Warrants included in the Units offered hereby are transferable separately from the Common Stock.

             The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Representative and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent") and will be evidenced by warrant certificates in registered form. The initial exercise price of the Warrants were determined by negotiations between the Company and the Representative and should not be construed to predict, or to imply that, any price increases will occur in the Company's securities. The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property to be obtained upon exercise of the Warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, or a subdivision, combination or recapitalization of, the Common Stock. Additionally, an adjustment would be made upon the sale of all or substantially all of the assets of the Company, a merger or other unusual events (other than share issuances pursuant to employee benefit and stock incentive plans for directors, officers and employees of the Company and certain other share issuances) so as to enable holders of Warrants to purchase the kind and number of shares or other securities or property (including cash) receivable in such event by a holder of the kind and number of shares of Common Stock that might otherwise have been purchased upon exercise of such Warrant. No adjustment for previously paid cash dividends, if any, would be made upon exercise of the Warrants. The Company is not required to issue fractional shares of Common Stock.

             The Warrants may be exercised upon surrender of the certificate representing such Warrants on or prior to the expiration date (or earlier redemption date) of such Warrants at the offices of the Warrant Agent with the form of "Election of Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of Warrants being exercised. Shares of Common Stock issued upon exercise of Warrants for which payment has been received in accordance with the terms of the Warrants will be fully paid and non-assessable.

             The Warrants are redeemable by the Company commencing two years from the date of issuance, upon thirty (30) days written notice, for $0.25 per Warrant if the closing bid price per share of the Common Stock, as reported on Nasdaq, equals or exceeds 200% of the Warrant exercise price for 20 consecutive trading days immediately preceding the date notice of redemption is given.

             The Warrants do not confer upon the holders thereof any voting or other rights of a stockholder of the Company. Upon notice to the holders of Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants. Although this right is intended to benefit the holders of Warrants, to the extent the Company exercises this right when the Warrants would otherwise be exercisable at a price higher than the prevailing market price of the Common Stock, the likelihood of exercise, and resultant increase in the number of shares outstanding, may result in making more costly, or impeding, a change in control in the Company.

OTHER OUTSTANDING WARRANTS

             In June 1996, upon the closing of the Private Placement, the Company issued to subscribers to the Private Placement, in consideration of an aggregate of $200,000, Bridge Warrants to acquire up to 2,000,000 shares of Common Stock at an exercise price of $3.00 per share and Private Warrants to acquire up to 250,000 shares of Common Stock at an exercise price of $1.00 per share. The Bridge Warrants are exercisable commencing two years following the consummation of this offering and shall expire five years following the consummation of this offering. Upon the consummation of this offering, the terms and conditions of the Bridge Warrants, including the exercise price per share thereof, will automatically convert to the terms and conditions of the Warrants offered hereby. The Private Warrants are exercisable commencing two years following the consummation of this offering and shall expire five years following the consummation of this offering.

             Commencing two years after the consummation of this offering, the holders of the Private Warrants shall be entitled to one demand registration of the Private Warrants and/or the shares of Common Stock underlying such Private Warrants. In addition, commencing two years after the consummation of this offering, the holders of the Private Warrants and/or the shares of Common Stock underlying such Private Warrants shall have the right to participate, on a "piggyback" basis, in a registration by the Company of its securities under the Securities Act.

             The Bridge Warrants and the shares of Common Stock underlying the Bridge Warrants are registered for public sale in the Registration Statement of which this Prospectus forms a part. Holders of the Bridge Warrants and the Private Warrants have agreed not to publicly sell, assign or otherwise transfer any of the Bridge Warrants or the Common Stock underlying the Bridge Warrants or the Private Warrants or the Common Stock underlying the Private Warrants for a period of 24 months following the consummation of this offering, except with the prior approval of the Representative.

             The initial exercise price of, and the number of shares of Common Stock underlying, the Bridge Warrants and the Private Warrants are subject to adjustment in the event of stock splits, stock dividends, or other similar events. In the event of any reclassification, or other similar change in the outstanding Common Stock, any consolidation or merger involving the Company (other than a consolidation or merger which does not result in any reclassification, or other similar change in the outstanding Common Stock), or a sale, lease, or conveyance to another corporation of all or substantially all of the property of the Company, such warrants will thereupon become exercisable only for the kind and number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock issuable (at the time of such reclassification, consolidation, merger or sale) upon exercise of the warrants would have been entitled upon such reclassification, consolidation, merger or sale.

             The Private Warrants may not be redeemed by the Company without the prior written consent of the holders thereof; provided, however, that in the event that the offering is not consummated pursuant to the terms set forth herein, or in the event that this offering is consummated and the acquisition of Cooper Florida is not consummated pursuant to the terms set forth herein, due to any act or omission within the control of Cooper Florida or the Company or TDA (including, without limitation, any material breach or material failure of performance under the proposed acquisition agreement between the Company and Cooper Florida), TDA has agreed to purchase the Bridge Warrants and the Private Warrants for an aggregate purchase price of $200,000 from the holders thereof.

             In connection with the Acquisition, the Company will issue to TDA 1,149,900 shares of Common Stock and the Acquisition Warrant to acquire 250,000 shares of Common Stock. The terms of the Acquisition Warrant (including the exercise price of $1.00 per share and registration rights) are identical to the terms of the Private Warrants.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

             The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder; (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or (iii) the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or subsequent to the date such stockholder became an interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

LIMITATION ON DIRECTOR'S LIABILITY

             In accordance with the DGCL, the Certificate of Incorporation provides that the directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty as a director except (i) for any breach of the director's duty of loyalty to the Company and its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct, or knowing violation of law; (iii) under
Section 174 of the DGCL, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not eliminate a director's fiduciary duties; it merely eliminates the possibility of damage awards against a director personally which may be occasioned by certain unintentional breaches (including situations that may involve grossly negligent business decisions) by the director of those duties. The provision has no effect on the availability of equitable remedies, such as injunctive relief or rescission, which might be necessitated by a director's breach of his or her fiduciary duties. However, equitable remedies may not be available as a practical matter where transactions (such as merger transactions) have already been consummated. The inclusion of this provision in the Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

INDEMNIFICATION

             The Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the DGCL. Section 145 of the DGCL provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a "derivative" action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe was unlawful. A similar standard of care is applicable in the case of derivative actions, except that no indemnification shall be made where the person is adjudged to be liable to the Company, unless and only to the extent that the

Court of Chancery of the State of Delaware or the court in which such action was brought determines that such person is fairly and reasonably entitled to such indemnity and such expenses.

TRANSFER AGENT AND REGISTRAR

             The Company has appointed Continental Stock Transfer & Trust Company as transfer agent and registrar for the Common Stock and as Warrant Agent for the Warrants.

                                  UNDERWRITING

             State Street Capital Markets, Corp. (the "Representative") has agreed, subject to the terms and conditions of an Underwriting Agreement, to purchase the 1,000,000 Units offered hereby from the Company at the public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Representative is committed to purchase all of the Units on a "firm commitment" basis, if any are purchased.

             The Representative has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), concessions not in excess of $__ per Unit, of which not more than $__ may be reallowed to certain other dealers who are members of the NASD. After the initial public offering, the public offering price, concessions and reallowances may be changed by the Representative.

             The Underwriting Agreement provides for reciprocal indemnification between the Company and the Representative against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay the Representative a non-accountable expense allowance representing 3% of the aggregate offering price of the Units offered hereby (plus 3% of the aggregate offering price of any Units purchased pursuant to the Representative's Over-Allotment Option), $25,000 of which has been paid to date.

             The Company has granted an option to the Representative exercisable during the 45-day period from the date of this Prospectus to purchase up to a maximum of 150,000 additional Units at the offering price, less the underwriting discount and non-accountable expense allowance, solely to cover over-allotments in the sale of the Units.

             The Company has agreed to sell to the Representative and its designees, upon the closing of this offering, for $100, the Unit Purchase Option exercisable to purchase up to 100,000 Units at an exercise price of $6.60 per Unit during the four-year period commencing one year from the date hereof. The Unit Purchase Option is not exercisable or transferrable, and the underlying securities may not be sold, assigned or transferred for one year from the date of issuance except to officers and directors of the Representative or to any NASD member participating in this offering. The warrants comprising part of the Unit Purchase Option contain anti-dilution provisions providing for appropriate adjustment under certain circumstances. The holders of the warrants comprising part of the Unit Purchase Option have no voting, dividend or other rights as stockholders of the Company with respect to shares underlying the warrants comprising part of the Unit Purchase Option until the warrants comprising part of the Unit Purchase Option have been exercised. In the event the Representative exercises its registration rights to effect the distribution of the Common Stock and/or warrants underlying the warrants comprising part of the Unit Purchase Option, the Representative and any holder of such securities who is a market maker in the Company's securities, prior to such distribution, will be unable to make a market in the Company's securities for up to a period of nine days prior to the commencement of such distribution and until such distribution is completed. If the Representative ceases making a market, the market and market prices for the Securities may be adversely affected, and the holders thereof may be unable to sell such securities. The Company has agreed, for a period of seven years following the date of this Prospectus, to give advance notice to the holders of the warrants comprising part of the Unit Purchase Option or underlying securities of its intention to file a registration statement, and in such case the holders of the warrants comprising part of the Unit Purchase Option and underlying securities shall have the right to require the Company to include the warrants comprising part of the Unit Purchase Option and underlying securities in such registration statement at the Company's expense. In addition, at any time during the five year period following the date of this Prospectus, holders of 50% of the warrants comprising part of the Unit Purchase Option or the underlying securities will have the right to require the Company to prepare and file two registration statements (one at the Company's expense and one at the holders' expense), so as to permit the public offering of the warrants comprising part of the Unit Purchase Option and the underlying securities.

             Additionally, pursuant to the terms of an Underwriting Agreement between the Underwriters and the Company, the Underwriters have been engaged as its warrant solicitation agent and pursuant thereto may participate in the solicitation of the exercise of the Warrants. Upon the exercise of the Warrants, the Company will pay any Underwriter a commission of 5% of the aggregate exercise price of the Warrants exercised. In accordance with the NASD Notice to Members 92-98, no fee shall be paid: (i) upon the exercise of warrants where the market price of the underlying Common Stock is lower than the exercise price;
(ii) upon the exercise of any Warrants not solicited by such Underwriter; (iii) for the exercise of Warrants held in any discretionary account; or (iv) upon the exercise of Warrants where disclosure of compensation arrangements has not been made and documents have not been provided to customers both as part of the original offering and at the time of exercise. Further, the exercise of any Warrant shall be presumed unsolicited unless the holder of such Warrant states in writing that the transaction was solicited by the Representative.

             In connection with the solicitation of Warrant exercises, unless granted an exemption by the Commission from Rule 10b-6, the Underwriters and any other soliciting broker-dealer will be prohibited from engaging in any market-making activities with respect to the Securities for the period commencing either two or nine business days (depending on the market price of the Company's shares of Common Stock) prior to any solicitation activity with respect to the exercise of Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any rights which the Underwriters or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriters or other soliciting broker-dealers may be unable to provide a market for the Company's securities, should it desire to do so, during certain periods in which the Warrants are exercisable.

             Subject to certain exceptions, including any equity securities issued in connection with an acquisition, the Company has agreed not to issue equity securities for a period of three years from the date hereof without the prior consent of the Representative. Additionally, holders of all of the currently outstanding securities of the Company have agreed not to publicly sell, transfer or assign any of their shares of Common Stock, options or warrants without the prior written consent of the Representative for a period of 24 months from the closing date of this offering.

             In  addition,  the  Company  has agreed to enter  into a  financial advisory agreement with the Representative, which will act as a management and financial consultant for the Company for a period of three years, commencing upon the consummation of this offering, at a monthly fee of $3,500, entirely payable in advance at the closing of this offering. Pursuant to such agreement, in the event that the Company during the term thereof (i) sells a controlling interest of its capital stock, (ii) sells all or substantially all of its assets or (iii) enters into an acquisition that requires disclosure on Form 8-K (or any successor form thereto), the Company shall pay to the Representative an additional investment banking fee equal to five (5%) percent of the consideration received by the seller(s) in such transaction.

             Although the Underwriting Agreement will provide that the Representative may designate for election one person to the Company's Board of Directors, the Representative has advised the Company that it has not selected such individual and has no immediate plans to do so. If the Representative elects not to assert such right, then it may designate one person to attend all board of directors meetings as an observer. In the event that such an individual is designated, such individual shall receive reimbursement of expenses for attending the meetings of the board of directors.

             The Company also agreed to engage the Representative as managing underwriter in connection with any public offering of the Company's debt or equity securities which occurs within thirty-six (36) months after the closing of this offering.

             Prior to this offering there has been no public market for any securities of the Company. The initial public offering price of the Units and the exercise prices and other terms of the Warrants have been determined by negotiation between the Company and the Representative and are not necessarily related to the Company's asset value, net worth or other established criteria of value. Factors considered in determining the offering price of the Units and the exercise price and other terms of the Warrants include the present state of the Company's development and financial condition, the future prospects of the Company, an assessment of management, the general condition of the securities markets and other factors deemed relevant.

             The Underwriters do not expect sales of Units to be made to discretionary accounts in excess of 2% of the total number of Units offered by this Prospectus.

             The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement, copies of which are filed at the offices of the Company and the Representative and may be examined there during regular business hours.

             The Representative, State Street Capital Markets, Corp., has previously completed four firm commitment public offerings. The Representative is a relatively small firm and there can be no assurance that the Representative will be able to make a meaningful market in the Company's securities or that another broker/dealer will make a meaningful market in the Company's securities. Prior to September 1995, the Representative's name was White Rock Partners & Co., Inc. In the event the Representative does not receive recognition of its new name by its clients, the public or the investment community, it could adversely affect the Representative's operations.


                         SHARES ELIGIBLE FOR FUTURE SALE

             Upon completion of this offering, the Company will have an aggregate of 2,150,000 shares of Common Stock outstanding (2,300,000 shares if the Over-Allotment Option is exercised in full). Of these shares, the 1,000,000 shares of Common Stock included in the Units offered hereby (1,150,000 shares if the Over-Allotment Option is exercised in full) will be freely tradeable without restriction or limitation under the Securities Act, except to the extent such shares are subject to the agreement with the Representative described below, and except for any shares purchased by "affiliates" of the Company, as such term is defined under the Securities Act. The remaining 1,150,000 shares, all of which will be owned by TDA upon the closing of this offering, will be "restricted securities" within the meaning of Rule 144 adopted under the Securities Act. Sales of such restricted shares in the public market, or the availability of such shares for sale, could adversely affect the market price for the Common Stock.

             In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company, who has beneficially owned shares for at least a two-year period (as computed under Rule 144) is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. A person, however, who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned shares of Common Stock for at least three years may sell such shares without regard to the volume, manner of sale or notice requirements of Rule 144. The foregoing summary of Rule 144 is not intended to be a complete description thereof.

             Each of the Company's directors and officers and all holders of its securities (including TDA) have agreed not to publicly offer, sell or otherwise dispose of any of their securities (including shares of Common Stock issuable upon exercise of all outstanding warrants and options) for a period of 24 months following the date of this Prospectus (the "Lock-up Period") without the prior written consent of the Representative. Following the Lock-up Period, the shares subject to such lock-up will be eligible for sale in the public market, subject to the conditions and restrictions of Rule 144 (unless such securities are registered under the Securities Act, in which case the conditions and restrictions of Rule 144 would be inapplicable).

             The Company has granted certain registration rights with respect to the Private Warrants and the Acquisition Warrant and the underlying securities and has included in the registration statement of which this Prospectus forms a part the Bridge Warrants and the shares issuable upon exercise of the Bridge Warrants issued in the Private Placement. See "Description of Capital Stock - Other Outstanding Warrants" and "Concurrent Registration for Selling Securityholders." Sales of the Private Warrants, the Acquisition Warrant or the Bridge Warrants or sales of the underlying securities or even the potential for such sales at any time could adversely affect the market price for the Common Stock and the Warrants.

             Prior to this offering, there has been no public market for the Company's securities. Following this offering, the Company cannot predict the effect, if any, that sales of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time.

                                  LEGAL MATTERS

             The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Camhy Karlinsky & Stein LLP, New York, New York, has served as counsel to the Representative in connection with this offering.


                                     EXPERTS

             The balance sheets of Cooper Florida as of June 30, 1995 and 1994 and the statements of operations, shareholder's equity and cash flows for each of the three years in the period ended June 30, 1995 appearing in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

             The balance sheet of the Company as of April 4, 1996 appearing in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

             The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and exhibits and schedules thereto which may be inspected without charge at the public reference facilities maintained at the principal office of the Commission at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained upon written request from the Public Reference Branch of the Commission, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, this Registration Statement has been filed electronically through the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) and is publicly available through the Commission's web site (http:\\www.sec.gov). Reference is made to the copies of any contracts or other documents filed as exhibits to the Registration Statement.

                          INDEX TO FINANCIAL STATEMENTS

                                                                               Page
                                                                               ----
COOPER INTERNATIONAL GROUP, INC
Independent Auditors' Report ................................................   F-2
Balance Sheet at April 4, 1996 ..............................................   F-3
Notes to Financial Statement at April 4, 1996 ...............................   F-4


COOPER FLOORING INTERNATIONAL, INC ..........................................
Independent Auditors' Report ................................................   F-8
Balance Sheets at June 30, 1995 and 1994 ....................................   F-9
Statements of Operations for the Years Ended
   June 30, 1995, 1994 and 1993 .............................................   F-10
Statements of Shareholder's Equity for the Years Ended
   June 30, 1995, 1994 and 1993 .............................................   F-11
Statements of Cash Flows for the Years Ended
   June 30, 1995, 1994 and 1993 .............................................   F-12
Notes to Financial Statements for the Years Ended
   June 30, 1995, 1994 and 1993 .............................................   F-13
(Unaudited) Condensed Balance Sheet
   at March 31, 1996 ........................................................   F-18
(Unaudited) Condensed Statements of Operations and Deficit for
   the Nine Months  Ended March 31, 1996 and 1995 ...........................   F-19
(Unaudited) Condensed Statements of Cash Flows for the Nine
   Months Ended March 31, 1996 and 1995 .....................................   F-20
(Unaudited) Notes to Condensed Financial Statements for the Nine Months Ended
   March 31, 1996 and 1995 ..................................................   F-21

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholder of Cooper International Group, Inc.



We have audited the accompanying balance sheet of Cooper International Group, Inc. (the "Company") as of April 4, 1996 (inception). This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Cooper International Group, Inc. as of April 4, 1996 (inception) in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Miami, Florida
June 28, 1996 (July 12, 1996 as to Note 4)

COOPER INTERNATIONAL GROUP, INC.

BALANCE SHEET
APRIL 4, 1996
- ------------------------------------------------------------------------------------------------------
ASSETS

TOTAL                                                                                    $          --
                                                                                         -------------

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES                                                                              $          --
                                                                                         -------------

STOCKHOLDER'S EQUITY:
   Preferred stock, $.001 par value per share, 1,000,000 shares authorized;
      none issued and outstanding                                                                   --
   Common stock, $.001 par value per share, 10,000,000 shares authorized;
      100 shares issued and outstanding                                                             --
   Additional paid-in capital                                                                      100

   Less:  Stock subscription receivable                                                           (100)
                                                                                         -------------

         Total stockholder's equity                                                                 --
                                                                                         -------------

TOTAL                                                                                    $          --
                                                                                         =============

                       See notes to financial statement.

COOPER INTERNATIONAL GROUP, INC.

NOTES TO FINANCIAL STATEMENT
APRIL 4, 1996 (INCEPTION)
- --------------------------------------------------------------------------------


1.             BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

               Business Description - Cooper International Group, Inc. (the "Company") was recently organized to acquire, integrate and operate seasoned, privately-held companies operating in the floorcovering industry.

               Year-End - The Company will adopt a June 30 year end.

               Acquisition - Upon completion of the Offering described in Note 4, the Company will acquire (the "Acquisition") all of the issued and outstanding capital stock of Cooper Flooring International, Inc. ("Cooper Florida") from TDA Industries, Inc. ("TDA") for consideration consisting of 1,149,900 shares of Common Stock and a warrant to purchase 250,000 (subject to adjustment) shares of Common Stock at $1.00 per share. Cooper Florida was founded in 1948 and is engaged in the wholesale distribution of carpet, wood, laminate, ceramic tile and vinyl floorcoverings and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. The acquisition of Cooper Florida will be accounted for as the combining of two entities under common control with the net assets of Cooper Florida recorded at historical carryover values. The 1,149,900 shares of Common Stock to be issued to TDA will be recorded at Cooper Florida's historical net book value at the date of acquisition. Accordingly, this transaction will not result in any revaluation of Cooper Florida's assets or the creation of goodwill. Upon the consummation of the Acquisition, Cooper Florida will become a wholly-owned subsidiary of the Company and will constitute the sole business operations of the Company until such time, if any, as the Company consummates additional acquisitions.

               Stock Options and Warrants - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," which requires adoption of the disclosure provisions no later than fiscal years beginning after December 15, 1995 and adoption of the measurement and recognition provisions for nonemployee transactions no later than December 15, 1995. The new standard defines a fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period.

               Pursuant to the new standard, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), but would be required to disclose in a note to the financial statements pro forma net income and, if presented, earnings per share as if the Company had applied the new method of accounting. The new standard also requires increased disclosures for stock-based compensation arrangements regardless of the method chosen to measure and recognize compensation for employee stock-based arrangements.

               The accounting requirements of the new method are effective for all transactions entered into during the fiscal year of adoption. The Company has determined it will elect to follow the provisions of APB No. 25 and will disclose the impact of the new standard in the Notes to Financial Statements at June 30, 1996.

2.             CONTEMPLATED TRANSACTIONS WITH RELATED PARTIES

               TDA will provide office space and administrative services to the Company at its offices in New York City pursuant to an administrative services agreement to be entered into by the Company and TDA upon the closing of the Offering. The term of the administrative services agreement will be for two years, and the fee payable by the Company to TDA for administrative services will be $5,000 per month.

               Prior to the Offering, the Orlando Facility and the Jacksonville Facility were leased by Cooper Florida from Jay Cooper, President of the Company and the Chairman of Cooper Florida, on a month-to-month basis. Rent expense for the Orlando Facility and the Jacksonville Facility aggregated approximately $290,000 in each of the fiscal years ended June 30, 1995, 1994 and 1993. Upon the closing of the Offering, Cooper Florida will enter into two five-year leases with Mr. Cooper pursuant to which it will rent the Orlando Facility and the Jacksonville Facility from Mr. Cooper at base rents of $225,500 and $49,900 per year, respectively. Such leases will be terminable by Cooper Florida upon six months prior written notice.

               The Miami Facility is leased by Cooper Florida from N.W. 74th Avenue Associates, a partnership which is equally owned by Jay Cooper and by Cooper Holding, Inc., a wholly-owned subsidiary of TDA. The lease is a fifteen year lease, which terminates in December 2008. Rent expense for the Miami Facility aggregated approximately $267,000, $141,000 (net of rent abatement of $131,000) and $324,000 in the fiscal years ended June 30, 1995, 1994 and 1993, respectively, offset by sublease income of approximately $70,000 in each of those years.

               Through June 1996, the Company borrowed an aggregate of $15,275 from TDA in order to pay the professional fees and other expenses related to the Private Placement (Note 5) and a portion of the professional fees and other expenses related to the Offering. The Company intends to execute a promissory note in the principal amount of $15,275 in favor of TDA. The principal amount of this note, together with interest at the rate of 8% per annum, is due and payable upon demand and, in any event, will be repaid out of working capital upon the consummation of the Offering.

               Douglas P. Fields, the Chief Executive Officer and Chairman of the Board of Directors of the Company, is an officer, director and a principal stockholder of TDA and an officer and director of Cooper Florida. Additionally, Frederick M. Friedman, the Executive Vice President, Secretary, Treasurer and a director of the Company, is an officer, director and a principal stockholder of TDA and an officer and director of Cooper Florida.

               John E. Smircina, a director nominee of the Company, is also a director of TDA.

3.             STOCKHOLDER'S EQUITY

               Initial Capitalization - In June 1996, the Company issued 100 shares of common stock to TDA for a subscription price of $100. Such stock was previously subscribed for when the Company was organized on April 4, 1996.

               Common Stock - Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no pre-emptive rights and have no rights to convert their common stock into any other securities.

               Preferred Stock - The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions.

               Warrants - Each Warrant (see Note 4) entitles the registered holder to purchase one share of common stock at an initial exercise price of $6.00 per share for three years commencing on the second anniversary of the date of the Offering, provided that during such time a current prospectus relating to the common stock is then in effect and the common stock is qualified for sale or exempt from qualification under applicable state securities laws. The Warrants included in the Units (see Note 4) in the Offering are transferable separately from the common stock.

               Stock Option Plan - In June 1996, the Company adopted the 1996 Stock Option Plan covering 1,000,000 shares of common stock which are intended to be granted to employees, directors and consultants. The options are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. No options have been granted. Upon the closing of the Offering, the Company intends to grant options exercisable into 450,000 shares of Common Stock to various of its employees and non-employee directors. All of such options will have a term of ten years. The exercise price per share of these options will be equal to the initial public offering price of the Units. Of the options to purchase 450,000 shares of Common Stock which the Company intends to grant upon the closing of this offering, the Company will grant options to purchase 120,000, 100,000, 50,000 and 50,000 to Messrs. Cooper,
               Yeager, Fields and Friedman, respectively. Of such amount granted to Mr. Cooper, options to purchase 80,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Cooper and vesting in any single year does not exceed $100,000 at the exercise price. Of such amount granted to Mr. Yeager, options to purchase 60,000 shares of Common Stock will be exercisable as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of the grant. Options to purchase 40,000 shares of Common Stock will become exercisable as to one-third of the shares covered thereby on each of the seventh, eighth and ninth anniversaries of the date of grant, unless there is a $300,000 increase in operating income for Cooper Florida between the fiscal years ending June 30, 1996 and June 30, 1997, in which case the vesting of such options will be accelerated. Such acceleration will allow such options to vest beginning in 1997 and every year thereafter such that the total amount of all options granted to Mr. Yeager and vesting in any single year does not exceed $100,000 at the exercise price. The options exercisable to purchase 50,000 shares of Common Stock granted to each of Messrs. Fields and Friedman will be Nonqualified Stock Options and will vest as to one-fifth of the shares covered thereby on the first anniversary of the date of grant and as to an additional one-fifth of the shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of grant.
                                       F-6

               Upon the closing of this offering, Paul D. Finkelstein, George Skakel III and John E. Smircina, director nominees of the Company, will each be granted options to purchase 10,000 shares of Common Stock pursuant to the Company's 1996 Stock Option Plan. Such options will have a term of ten years and will have an exercise price per share equal to the initial public offering price of the Units. All of such options will vest on the first anniversary of the date of grant.

4.             INITIAL PUBLIC OFFERING

               On July 12, 1996, the Company signed a letter of intent with State Street Capital Markets, Corp. (the "Representative") for an initial public offering (the "Offering"). The Offering is expected to cover 1,000,000 Units of the Company. Each Unit will consist of one share of common stock, par value $.001 per share, of the Company and one common stock purchase warrant ("Warrant") to purchase one share of common stock exercisable at $6.00 per share. The Warrants will be exercisable for a period of three years commencing on the second anniversary of the closing of the Offering.

5.             PRIVATE PLACEMENT

               On June 21, 1996, upon the closing of a private placement, the Company issued warrants exercisable to purchase 2,000,000 shares of common stock ("Bridge Warrants") and warrants exercisable to purchase 250,000 shares of common stock ("Private Warrants") to subscribers to the private placement in consideration of an aggregate of $200,000 (the "Private Placement"). The net proceeds, $152,000, are expected to be used to pay a portion of the expenses related to the Offering and the Private Placement. The Bridge Warrants are exercisable commencing two years following the closing of the Offering, and shall expire five years following the closing of the Offering. Upon the closing of the Offering, the terms and conditions of the Bridge Warrants will automatically convert to the terms and conditions of the Warrants offered in the Offering. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price equal to $1.00 per share. The Private Warrants are exercisable commencing two years following the closing of the Offering and shall expire five years following the closing of the Offering.

               Prior to the Offering, the Private Warrants may not be redeemed by the Company without the prior written consent of the holders thereof; provided, however, that in the event that the Offering is not consummated pursuant to the terms set forth therein, or in the event that the Offering is consummated and the acquisition of Cooper Florida is not consummated pursuant to the terms set forth therein, due to any act or omission within the control of Cooper Florida or the Company or TDA (including, without limitation, any material breach or material failure of performance under the proposed acquisition agreement between the Company and Cooper Florida), TDA has agreed to offer to purchase the Bridge Warrants and the Private Warrants for an aggregate purchase price of $200,000 from the holders thereof.


                                    * * * * *

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholder of Cooper Flooring International, Inc.

We have audited the accompanying balance sheets of Cooper Flooring International, Inc. (formerly Cooper Distributors, Inc.) (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc., as of June 30, 1995 and 1994 and the related statements of operations, shareholder's equity and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cooper Flooring International, Inc. as of June 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in fiscal 1994 the Company changed its method of accounting for income taxes to conform with Statement of Financial Accounting Standards No. 109.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Miami, Florida
September 1, 1995

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

BALANCE SHEETS
JUNE 30, 1995 AND 1994
- ---------------------------------------------------------------------------------------

ASSETS                                                             1995         1994
                                                                ----------   ----------
CURRENT ASSETS:
   Cash and cash equivalents                                    $  219,225   $  324,948
   Accounts receivable - trade (net of allowance for doubtful
      accounts - 1995 - $109,000; 1994 - $141,000)               2,479,137    2,353,228
   Inventories                                                   3,672,885    3,470,321
   Deferred tax asset                                              182,573      199,974
   Other current assets                                            376,104      168,226
                                                                ----------   ----------

               Total current assets                              6,929,924    6,516,697

IMPROVEMENTS AND EQUIPMENT (net of accumulated
   depreciation and amortization) (Note 2)                         265,155      290,090
                                                                ----------   ----------

                                                                $7,195,079   $6,806,787
                                                                ==========   ==========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
   Current portion of capitalized leases (Note 3)               $     --     $   10,496
   Accounts payable                                              1,948,270    1,385,651
   Accrued expenses and other current liabilities                  313,943      305,761
                                                                ----------   ----------

               Total current liabilities                         2,262,213    1,701,908

DUE TO PARENT AND AFFILIATED COMPANIES (Note 3)                    152,240      376,539

DEFERRED TAX LIABILITY                                              25,492       23,745
                                                                ----------   ----------

               Total liabilities                                 2,439,945    2,102,192
                                                                ----------   ----------

COMMITMENTS AND CONTINGENCIES (Notes 3 and 5)

SHAREHOLDER'S EQUITY:
   Common Shares, $1 par value:
      Authorized and outstanding - 500 shares                          500          500
   Additional paid-in capital                                    5,323,794    5,304,643
   Deficit                                                        (569,160)    (600,548)
                                                                ----------   ----------

               Total shareholder's equity                        4,755,134    4,704,595
                                                                ----------   ----------

                                                                $7,195,079   $6,806,787
                                                                ==========   ==========

                       See notes to financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF OPERATIONS
YEARS ENDED JUNE 30, 1995, 1994 AND 1993
- ---------------------------------------------------------------------------------------------

                                                      1995            1994            1993
REVENUES                                         $ 29,547,332    $ 28,020,473    $ 30,900,151

COST OF SALES                                      23,340,482      22,438,437      24,629,040
                                                 ------------    ------------    ------------
                                                    6,206,850       5,582,036       6,271,111
                                                 ------------    ------------    ------------

OPERATING EXPENSES (including a provision
for doubtful accounts of $86,000, $106,138 and
$86,306 in 1995, 1994 and 1993, respectively)       5,904,360       5,319,556       5,472,319

INTERCOMPANY CHARGES (NOTE 3)                         247,234         121,219         304,212
                                                 ------------    ------------    ------------
                                                    6,151,594       5,440,775       5,776,531
                                                 ------------    ------------    ------------

INCOME FROM OPERATIONS                                 55,256         141,261         494,580
                                                 ------------    ------------    ------------

OTHER INCOME (EXPENSE):
   Interest expense                                    (9,966)         (3,278)         (8,473)
   Other income                                         5,098           2,121             187
                                                 ------------    ------------    ------------
                                                       (4,868)         (1,157)         (8,286)
                                                 ------------    ------------    ------------

INCOME BEFORE PROVISION (BENEFIT) FOR
INCOME TAXES                                           50,388         140,104         486,294

PROVISION (BENEFIT) FOR INCOME TAXES                   19,000        (176,000)        182,000
                                                 ------------    ------------    ------------

INCOME BEFORE EXTRAORDINARY ITEM                       31,388         316,104         304,294

EXTRAORDINARY ITEM:
   Utilization of net operating loss carryover           --              --           180,000
                                                 ------------    ------------    ------------

NET INCOME                                       $     31,388    $    316,104    $    484,294
                                                 ============    ============    ============

                       See notes to financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF SHAREHOLDER'S EQUITY
YEARS ENDED JUNE 30, 1995, 1994 AND 1993
- -----------------------------------------------------------------------------------------------

                                                         Additional
                                    Common Shares         Paid-In
                                   Shares    Amount       Capital       Deficit        Total
Balance, July 1, 1992                500     $500       $4,947,576   $(1,143,856)   $ 3,804,220
  Net income                         --       --              --         484,294        484,294
  Capital contribution from Parent   --       --           357,067          --          357,067
                                     ---     ----       ----------   -----------    -----------

Balance, June 30, 1993               500      500        5,304,643      (659,562)     4,645,581
  Net income                         --       --              --         316,104        316,104
  Dividends paid to Parent           --       --              --        (257,090)      (257,090)
                                     ---     ----       ----------   -----------    -----------

Balance, June 30, 1994               500      500        5,304,643      (600,548)     4,704,595
  Net income                         --       --              --          31,388         31,388
  Capital contribution from Parent   --       --            19,151          --           19,151
                                     ---     ----       ----------   -----------    -----------

Balance, June 30,1995                500     $500       $5,323,794   $  (569,160)   $ 4,755,134
                                     ===     ====       ==========   ===========    ===========

                       See notes to financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

STATEMENTS OF CASH FLOWS
YEARS ENDED JUNE 30, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------------------------------

                                                                        1995         1994         1993
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                        $  31,388    $ 316,104    $ 484,294
   Adjustments to reconcile net income to net cash
      (used in) provided by operating activities:
      Depreciation and amortization                                     60,746      104,776      127,125
      Deferred income taxes                                             19,148     (176,229)        --
      (Decrease) increase in allowance for doubtful accounts           (31,689)      46,000       (4,000)
      Gain on sale of equipment                                           --         (2,701)        --
      Changes in operating assets and liabilities:
         Increase in accounts receivable                               (94,220)     (96,899)     (50,669)
         (Increase) decrease in inventories                           (202,564)     423,546     (274,495)
         (Increase) decrease in other current assets                  (207,878)     (17,776)     106,840
         Increase (decrease) in accounts payable                       562,619      190,011     (324,177)
         Increase (decrease) in accrued expenses and other
           current liabilities                                           8,182     (148,504)      86,929
         Decrease in due to Parent and affiliated companies           (224,299)    (168,401)    (413,618)
                                                                     ---------    ---------    ---------

               Net cash (used in) provided by operating activities     (78,567)     469,927     (261,771)
                                                                     ---------    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                (35,811)     (49,974)     (27,986)
   Proceeds from sale of equipment                                        --         12,673         --
                                                                     ---------    ---------    ---------

               Net cash used in investing activities                   (35,811)     (37,301)     (27,986)
                                                                     ---------    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments under capitalized lease obligations              (10,496)     (15,016)     (55,403)
   Capital contribution from Parent                                     19,151         --        357,067
   Dividend paid to Parent                                                --       (257,090)        --
                                                                     ---------    ---------    ---------

               Net cash provided by (used in) financing activities       8,655     (272,106)     301,664
                                                                     ---------    ---------    ---------

NET (DECREASE) INCREASE IN CASH
               AND CASH EQUIVALENTS                                   (105,723)     160,520       11,907

CASH AND CASH EQUIVALENTS, BEGINNING
               OF YEAR                                                 324,948      164,428      152,521
                                                                     ---------    ---------    ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                               $ 219,225    $ 324,948    $ 164,428
                                                                     =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION:
   Cash paid during the year for interest                            $   9,966    $   3,278    $   8,473
                                                                     =========    =========    =========


                       See notes to financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 1995, 1994 AND 1993
- --------------------------------------------------------------------------------

1.             SIGNIFICANT ACCOUNTING POLICIES

               Business Description - The Company is a wholly-owned subsidiary of TDA Industries, Inc. (the "Parent") and is engaged in the wholesale distribution of carpet, ceramic tile, resilient flooring, wood flooring, laminate and padding and accessories throughout Florida, portions of Georgia and Alabama and, to a lesser extent, the Caribbean. The Company operates in a single industry segment. During fiscal 1996, the Company changed its name from Cooper Distributors, Inc.

               Inventories - Inventories are valued at the lower of cost or market. Cost is determined by using the last-in, first-out (LIFO) method. If inventories had been valued at the lower of first-in, first-out (FIFO) cost or market, inventories would be higher by approximately $874,000, $854,000 and $879,000 for fiscal 1995,
               1994 and 1993, respectively, and income before provision for income taxes would have increased by approximately $20,000 for fiscal 1995, decreased $25,000 for fiscal 1994 and no effect for fiscal 1993.

               Depreciation and Amortization - Depreciation and amortization of improvements and equipment are provided by the straight-line method and by an accelerated method at various rates calculate to extinguish the carrying values of the respective assets over their estimated useful lives.

               Income Taxes - The Company is included in the consolidated Federal income tax return of its Parent. Income taxes are calculated on a separate return filing basis.

               As of July 1, 1993, the Company has adopted Statement of Financial Accounting Standards, No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, deferred income taxes are recognized for the tax consequences of differences between the bases of assets and liabilities for income tax and financial statement reporting, based on enacted tax laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Prior to the adoption of SFAS No. 109, the Company accounted for income taxes under Accounting Principles Board Opinion No. 11.

               Cash and Cash Equivalents -The Company considers money market accounts and highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents for the purpose of these financial statements.

               Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.             IMPROVEMENTS AND EQUIPMENT

               The major classes of improvements and equipment are as follows:


                                                                      Estimated
                                                   June 30,            Useful
                                              1995         1994         Lives

Furniture, fixtures and machinery          $1,292,059   $1,257,088   5-10 years
Automotive equipment                          188,930      188,930   3-5 years
Leasehold improvements                         80,539       79,699   7-10 years
                                           ----------   ----------

                                            1,561,528    1,525,717

Less:  Accumulated depreciation and
           amortization                     1,296,373    1,235,627
                                           ----------   ----------

                                           $  265,155   $  290,090
                                           ==========   ==========

               Automotive equipment at June 30, 1995 and 1994 includes assets acquired under capitalized lease which expired in 1995.

3.             TRANSACTIONS WITH PARENT AND AFFILIATED COMPANIES

               Fees of $50,000 have been charged to the Company in each of fiscal 1995, 1994 and 1993. Such fees represent primarily audit fees and accounting services incurred on behalf of the Company.

               In  fiscal   1995  and  1993,   the  Company   received   capital
               contributions   from  its   Parent  of   $19,151   and   $357,067
               respectively.

               In fiscal 1994, the Company paid dividends to its Parent of $257,090.

               The Company leases two of its warehouse facilities from one of its officers on a month-to-month basis. Rent expense under these operating leases, which include certain occupancy costs, charged to operations aggregated approximately $290,000 in fiscal 1995, 1994 and 1993.

               The Company leases one of its warehouse facilities from a joint venture which is fifty (50%) percent owned by the same officer of the Company and fifty (50%) percent owned by a subsidiary of the Parent. The lease is a fifteen year lease, which terminates in December 2008. Rent expense under this lease, which includes certain occupancy costs, aggregated approximately $197,000, $71,000 (net of rent abatement of $131,000) and $254,000 in fiscal 1995, 1994 and 1993, respectively, net of sublease income of approximately $70,000 in each of those years.

               The approximate future minimum rental commitments under all related party operating leases are as follows:


                      Year Ending June 30,              Amount
                              1996                  $   440,000
                              1997                      440,000
                              1998                      440,000
                              1999                      440,000
                              2000                      440,000
                                                   ------------
                                                     $2,200,000
                                                   ============

               The following is a  reconciliation  of the activity in the Due to
               Parent  and   Affiliated   Companies   account  for  the  periods
               presented:


                                                   Year Ended June 30,
                                             1995          1994          1993

Balance, beginning of year                $ 376,539     $ 544,940     $ 958,558

Fees for auditing and
  accounting services                        50,000        50,000        50,000
Rent - net of sublease income               197,234        71,219       254,212
Dividends paid to parent                       --         257,090          --
Capital contributions from parent           (19,151)         --        (357,067)
Cash advances - net                        (452,382)     (546,710)     (360,763)
                                          ---------     ---------     ---------

Balance, end of year                      $ 152,240     $ 376,539     $ 544,940
                                          =========     =========     =========

4.             INCOME TAXES

               As discussed in Note 1, the Company adopted SFAS No. 109 as of July 1, 1993. The cumulative effect of this change in accounting principle was to record a deferred tax asset of $211,230.

               Components of the provision (benefit) for income taxes are as follows:


                                                   Year Ended June 30,
                                          1995             1994            1993
Current
   Federal                            $    --          $    --          $152,823
   State and local                         --               --            29,177
Deferred                                 19,000         (176,000)           --
                                      ---------        ---------        --------
                                      $  19,000        $(176,000)       $182,000
                                      =========        =========        ========

               A reconciliation of income taxes at the Federal statutory rate to amounts provided is as follows:


                                                      Year Ended June 30,
                                                1995         1994         1993

Tax provision at statutory rate             $  17,000    $  47,635    $ 165,340
State and local income taxes                    2,000        5,604       19,451
Other                                            --           (273)      (4,768)

Alternative Minimum Tax                          --        (17,736)       1,977

Cumulative impact of adopting SFAS No. 109       --       (211,230)        --
                                            ---------    ---------    ---------
                                            $  19,000    $(176,000)   $ 182,000
                                            =========    =========    =========


               Temporary differences which give rise to deferred tax assets and liabilities as follows:


                                                              June 30,
                                                        1995              1994

Deferred Tax Assets:
  Reserve for bad debts                             $  41,560         $  53,602
  Inventory capitalization                             21,241            20,110
  AMT credit                                           19,713            19,713
  Net operating loss carryover                        100,059           106,549
                                                    ---------         ---------
                                                      182,573           199,974
Deferred Tax Liability:
  Depreciation                                        (25,492)          (23,745)
                                                    ---------         ---------

  Net deferred tax asset                            $ 157,081         $ 176,229
                                                    =========         =========

               At June 30, 1995, the Company had approximately $263,000 of net operating loss carryforwards for Federal income tax purposes, which expire through 2007.

5.             COMMITMENTS AND CONTINGENCIES

               The Company is committed to an unrelated party for a long-term lease for property. The lease expires in 1997 and provides for the payment of taxes and other occupancy costs. Rental expense for this property for the years ended 1995, 1994 and 1993 was $45,600, $43,600 and $27,300, respectively.

               The approximate future minimum rental commitments under this lease are as follows:


                      Year Ending June 30,                  Amount
                              1996                      $   40,000
                              1997                          23,000
                                                       -----------
                                                        $   63,000
                                                       ===========


               The Company currently buys, pursuant to an exclusive distribution agreement, in excess of 15% of its carpet for orders in Florida and portions of Alabama and Georgia from one supplier. Although there are other suppliers available, the loss of this supplier could have a material adverse effect on the business of the

               Company unless the Company could replace the product line of such supplier with a product line with the same name and quality recognition.

               The Company has a profit sharing plan covering eligible employees (the "Plan"). The Plan provides for contributions at the Company's discretion. There were no contributions to the Plan in fiscal 1995 or 1994. There was a contribution to the Plan of approximately $16,000 in fiscal 1993.


                                    * * * * *

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

CONDENSED BALANCE SHEET
- --------------------------------------------------------------------------------

ASSETS                                                            March 31, 1996
                                                                   (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                        $    76,620
   Accounts receivable - trade (net of allowance for doubtful
      accounts of $139.000)                                           2,541,907
   Inventories                                                        4,402,369
   Deferred tax asset                                                   116,974
   Other current assets                                                 307,556
                                                                    -----------

               Total current assets                                   7,445,426

IMPROVEMENTS AND EQUIPMENT (net of accumulated
   depreciation and amortization)                                       293,882
                                                                    -----------
                                                                    $ 7,739,308
                                                                    ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                 $ 2,530,234
   Accrued expenses and other current liabilities                       308,172
                                                                    -----------
               Total current liabilities                              2,838,406

DUE TO PARENT AND AFFILIATED COMPANIES                                  374,100

DEFERRED TAX LIABILITY                                                   26,802
                                                                    -----------
               Total liabilities                                      3,239,308
                                                                    -----------

SHAREHOLDER'S EQUITY:
   Common Shares, $1 par value:
      Authorized and outstanding - 500 shares                               500
   Additional paid-in capital                                         5,323,794
   Deficit                                                             (824,294)
                                                                    -----------

               Total shareholder's equity                             4,500,000
                                                                    -----------
                                                                    $ 7,739,308
                                                                    ===========

                  See notes to condensed financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

CONDENSED STATEMENTS OF OPERATIONS AND DEFICIT
- --------------------------------------------------------------------------------
                                                        Nine Months Ended
                                                             March 31,
                                                      1996              1995
                                                          (Unaudited)
REVENUES                                         $ 22,910,079      $ 22,139,873

COST OF SALES                                      17,840,496        17,495,196
                                                 ------------      ------------

                                                    5,069,583         4,644,677
                                                 ------------      ------------


OPERATING EXPENSES                                  4,704,354         4,404,699
                                                 ------------      ------------

INTERCOMPANY CHARGES                                  189,355           182,396
                                                 ------------      ------------

                                                    4,893,709         4,587,095
                                                 ------------      ------------

INCOME FROM OPERATIONS                                175,874            57,582
                                                 ------------      ------------

OTHER INCOME (EXPENSE):
   Interest expense                                      --              (1,085)
   Other income                                           201             4,617
                                                 ------------      ------------
                                                          201             3,532
                                                 ------------      ------------

INCOME BEFORE PROVISION FOR INCOME
   TAXES                                              176,075            61,114

PROVISION FOR INCOME TAXES                             67,000            23,000
                                                 ------------      ------------

NET INCOME                                            109,075            38,114

DEFICIT, BEGINNING OF PERIOD                         (569,160)         (600,548)

DIVIDENDS PAID TO PARENT                             (364,209)             --
                                                 ------------      ------------

DEFICIT, END OF PERIOD                           $   (824,294)     $   (562,434)
                                                 ============      ============

                  See notes to condensed financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

CONDENSED STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------

                                                                         Nine Months Ended
                                                                              March 31,
                                                                          1996         1995
                                                                            (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $ 109,075    $  38,114
   Adjustments to reconcile net income to net cash
      provided by (used in) operating activities:
      Depreciation and amortization                                      36,743       58,415
      Deferred income taxes                                              66,909       23,224
      Increase in allowance for doubtful accounts                        29,753       32,589
      Changes in operating assets and liabilities:
         Increase in accounts receivable                                (92,523)    (354,057)
         Increase in inventories                                       (729,484)    (932,059)
         Decrease (increase) in other current assets                     68,548      (61,781)
         Increase in accounts payable                                   581,964      801,599
         Decrease in accrued expenses and other current liabilities      (5,771)    (107,114)
         Increase in due to Parent and affiliated companies             221,860      192,606
                                                                      ---------    ---------

               Net cash provided by (used in) operating activities      287,074     (308,464)
                                                                      ---------    ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Capital expenditures                                                 (65,470)     (23,225)
                                                                      ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments under capitalized lease obligations                  --         (7,660)
   Capital contribution from Parent                                        --         14,671
   Dividend paid to Parent                                             (364,209)        --
                                                                      ---------    ---------

                Net cash (used in) provided by financing activities    (364,209)       7,011
                                                                      ---------    ---------

NET DECREASE IN CASH AND CASH EQUIVALENTS                              (142,605)    (324,678)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                          219,225      324,948
                                                                      ---------    ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                              $  76,620    $     270
                                                                      =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the period for interest                           $    --      $   1,085
                                                                      =========    =========

                  See notes to condensed financial statements.

COOPER FLOORING INTERNATIONAL, INC.
(A Wholly-Owned Subsidiary of TDA Industries, Inc.)

NOTES TO CONDENSED FINANCIAL STATEMENTS
NINE MONTHS ENDED MARCH 31, 1996 AND 1995 (Unaudited)
- --------------------------------------------------------------------------------

1.             BASIS OF FINANCIAL STATEMENT PRESENTATION

               The condensed financial statements of Cooper Flooring International, Inc. (the "Company"), a wholly-owned subsidiary of TDA Industries, Inc., included herein have been prepared by the Company, which is responsible for their integrity and objectivity, without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of financial position, results of operations and cash flows have been included. These condensed financial statements, which, to the best of management's knowledge and belief, were prepared in accordance with generally accepted accounting principles, should be read in conjunction with the financial statements and notes thereto for the year ended June 30, 1995. Operating results for the interim period are not necessarily indicative of results for the entire year.

2.             PROPOSED SALE OF THE COMPANY

               The Company's Parent intends to sell the Company to a newly formed entity, Cooper International Group, Inc. ("CIG"). CIG was organized on April 4, 1996 for the purpose of acquiring, integrating and operating seasoned, privately-held companies operating in the floorcovering industry. The acquisition of the Company by CIG is contingent upon the successful completion of an initial public offering of 1,000,000 Units of CIG consisting of 1,000,000 shares of CIG common stock, par value $.001 per share, and 1,000,000 common stock purchase warrants to purchase one share of CIG common stock exercisable at $6.00 per share. Upon consummation of the acquisition, the Company will constitute the sole business operations of CIG until such time, if any, as CIG consummates additional acquisitions. Additionally, amounts due to Parent and affiliated companies in the aggregate amount of approximately $374,000 at March 31, 1996 will be converted to a 6% note payable on the first anniversary of the closing of CIG's initial public offering.

=====================================    =======================================
No   person   is    authorized   in
connection  with any offering  made
hereby to give any  information  or
to  make  any   representation  not                COOPER INTERNATIONAL
contained in this Prospectus,  and,                     GROUP, INC.
if given or made, such  information
or   representation   must  not  be                   1,000,000 Units
relied    upon   as   having   been
authorized  by the  Company  or the                    Consisting of
Representatives.   This  Prospectus
does  not  constitute  an  offer to       1,000,000 Shares of Common Stock and
sell or a solicitation  of an offer
to  buy   any  of  the   securities     1,000,000 Common Stock Purchase Warrants
offered hereby to any person in any
jurisdiction   in   which   it   is
unlawful  to make  such an offer or
solicitation.  Neither the delivery
of this  Prospectus  nor  any  sale
made  hereunder   shall  under  any
circumstances       create      any
implication  that  the  information
contained  herein is  correct as of
any  date  subsequent  to the  date
hereof.


       TABLE OF CONTENTS
                                  PAGE

Prospectus Summary.................4
Risk Factors.......................8
Use of Proceeds...................16
Dividend Policy...................17         ----------------------------
Capitalization....................18                  PROSPECTUS
Dilution..........................20         ----------------------------
Unaudited Pro Forma Condensed
  Consolidated Balance Sheet......22
Selected Financial Information....25
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations.......26
Business..........................30
Management........................36
Principal Stockholders............42
Concurrent Registration for
  Selling Securityholders.........44
Certain Transactions..............46
Description of Capital Stock......49
Underwriting......................54
Shares Eligible for Future Sale...56
Legal Matters.....................58
Experts...........................58
Additional Information............58         STATE STREET CAPITAL MARKETS,
Index to Financial Statements.... F-1                    CORP.


Until  _________  __, 1996 (25 days
after the date of this Prospectus),
all dealers effecting  transactions
in   the   registered   securities,
whether  or  not  participating  in
this distribution,  may be required
to deliver a Prospectus. This is in                               , 1996
addition  to  the   obligations  of
dealers  to  deliver  a  Prospectus
when acting as Representatives  and
with   respect   to  their   unsold
allotments or subscriptions.
=====================================    =======================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               It is estimated that the following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the registrant.

     Registration fee - Securities and Exchange Commission......$9,201.70
     NASD filing fee............................................
     Nasdaq Stock Market listing fee............................       *
     Legal fees and expenses....................................       *
     Accounting fees and expenses...............................       *
     Transfer agent fees and expenses...........................       *
     Blue sky fees and expenses (including counsel fees)........       *
     Printing expenses..........................................       *
     Miscellaneous..............................................       *
                                                                 -------
                    Total.......................................$      *
                                                                 =======

- ------------------------------

*              To be completed by amendment.

ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               1. Section 145 of Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that his conduct was unlawful.

               Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

               Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

               (1)            by the Board of Directors by a majority  vote of a
                              quorum   consisting  of  directors  who  were  not
                              parties to such action, suit or proceeding; or

               (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

               (3)            by the stockholders.

               Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

               2. Charter Provisions on Indemnity. Article Eleventh of the Certificate of Incorporation of the Company sets forth the extent to which the Company's directors and officers may be indemnified by the Company against liabilities which they may incur while serving in such capacity. Such indemnification will be provided to the fullest extent permitted and in the manner required by the Delaware General Corporation Law. This article generally provides that the Company shall indemnify the directors and officers of the Company who are or were a party to any threatened, pending, or completed action, suit or proceeding, whether in nature civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or of any constituent corporation absorbed into the Company by consolidation or merger or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company or of any such constituent corporation and, at the Company's option, provides advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Company.

               3. Limitation of Liability of Directors. As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a Director. By its terms and in accordance with the Delaware General Corporation Law, however, this provision does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

               4. Director and Officer Liability Insurance. The Company has not purchased director and officer liability insurance but intends to do so subsequent to this offering. Any such insurance, if obtained, would cover its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability would not be subject to indemnification under Article Eleventh of the Company's Certificate of Incorporation.

ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES.

               (a) In April 1996, the Company issued 100 shares of Common Stock to TDA Industries, Inc., for a subscription price of $100.

               (b) In June 1996, the Company issued an aggregate of 2,000,000 Bridge Warrants and 250,000 Private Warrants in consideration for an aggregate of $200,000.

               No underwriting discounts or commissions were paid in connection with any of the transactions set forth in (a) and (b) above. The issuance and sale of the securities set forth in (a) and (b) above are believed by the registrant to be exempt from registration under the Securities Act in reliance upon section 4(2) of such Act as transactions not involving a public offering.

               Exhibit
               NUMBER                       DESCRIPTION


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

               (a) Exhibits

               Exhibit
               Number                Description
               ------                -----------

               1.1*           Form of Underwriting Agreement

               3.1            Certificate of Incorporation of the Registrant

               3.2            By-Laws of the Registrant

               4.1*           Specimen of Common Stock Certificate

               4.2*           Form of Representative's Unit Purchase Option

               4.3* Form of Warrant Agreement, including Form of Warrant Certificate

               4.4            Form of Bridge Warrant

               4.5            Form of Private Warrant

               4.6*           Form of Acquisition Warrant

               5.1*           Opinion of Parker Chapin Flattau & Klimpl, LLP

               10.1* Form of Stock Purchase Agreement by and between the Registrant and TDA Industries, Inc. in connection with the acquisition of Cooper Flooring International, Inc.

               10.2*          Form of Jay Cooper Employment Agreement

               10.3*          Form of James C. Yeager Employment Agreement

               10.4           1996 Stock Option Plan

               10.5*          Form of Orlando Facility Lease

               10.6*          Form of Jacksonville Facility Lease

               10.7*          Form of Miami Facility Lease

               10.8*          Form of Tampa Facility Lease


- -----------------------------------------------------------------

               *              To be filed by amendment.

               Exhibit
               NUMBER                       DESCRIPTION


               10.9* Form of Management and Administrative Services Agreement to be entered into by TDA Industries, Inc. and the Registrant

               23.1           Consents of Deloitte & Touche LLP

               23.2* Consent of Parker Chapin Flattau & Klimpl, LLP (Included in Exhibit 5.1)

               23.3*          Consent of John E. Smircina

               23.4*          Consent of George Skakel III

               23.5*          Consent of Paul D. Finkelstein

               24.1           Power of Attorney (Included on page II-8)

- -----------------------------------------------------------------

               *              To be filed by amendment.

               (b)           Financial Statement Schedule

Schedule II     -            Valuation and Qualifying Accounts

ALLOWANCE FOR DOUBTFUL ACCOUNTS (1)


                                Balance     Charged
                                  at           to                        Balance
                               Beginning     Costs                         at
                                  of          and                        End of
                                 Year       Expenses    Deductions        Year
                                 ----       --------    ----------        ----
Year Ended
  June 30, 1993                $ 99,384     $ 86,306     $ (91,100)     $ 94,590
Year Ended
 June 30, 1994                   94,590      106,138       (59,671)      141,057
Year Ended
  June 30, 1995                 141,057       86,000      (117,689)      109,000


(1) Data relates to Cooper Florida due to the fact that the Company was organized in April 1996 and has conducted no business activities to date.

ITEM 17.       UNDERTAKINGS.

               (a)           The undersigned registrant hereby undertakes:

                              (1) To file,  during any period in which offers or
sales are being made, a post-effective amendment to this registration statement;

                                             (i)  To  include   any   prospectus
                              required by Section 10(a)(3) of the Securities Act of 1933;

                                             (ii) To reflect  in the  prospectus
                              any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                            (iii)  To   include   any   material
                             information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                              (2)  That,  for the  purpose  of  determining  any
liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              (3) To  remove  from  registration  by  means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undersigned registrant hereby undertakes to provide to the Representatives, at the closing specified in the underwriting agreement included in Exhibit 1.1 hereto, certificates in such denominations and registered in such names as required by the Representatives to permit delivery to each purchaser.

               (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under

Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

               (e)           The undersigned registrant hereby undertakes that:

                              (1) For  purposes  of  determining  any  liability
under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

                              (2) For the purpose of  determining  any liability
under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 9th day of August, 1996.

                                            COOPER INTERNATIONAL GROUP, INC.


                                            By      /S/ DOUGLAS P. FIELDS
                                                  -----------------------------
                                                        Douglas P. Fields
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

               The undersigned directors and officers of Cooper International Group, Inc. hereby constitute and appoint Douglas P. Fields and Frederick M. Friedman, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and hereby ratify and confirm that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                          Date
         ---------                      -----                          ----

 /S/ DOUGLAS P. FIELDS        Chairman of the Board of Directors  August 9, 1996
- --------------------------    and Chief Executive Officer
Douglas P. Fields



 /S/ FREDERICK M. FRIEDMAN    Executive Vice President, Chief     August 9, 1996
- --------------------------    Financial Officer, Treasurer, Secretary
Frederick M. Friedman         and  Director (Principal Financial and
                              Accounting Officer)